[EXECUTION VERSION]


                      AMENDMENT TO NOTE PURCHASE AGREEMENT

                            Dated as of April 8, 2004

 U.S. ENERGY BIOGAS CORP. (as successor to Zahren Alternative Power Corporation)
                          AVON ENERGY PARTNERS, L.L.C.
                                 BMC ENERGY LLC
                           BARRE ENERGY PARTNERS, L.P.
                         BRICKYARD ENERGY PARTNERS, LLC
                         BROOKHAVEN ENERGY PARTNERS, LLC
                             BURLINGTON ENERGY, INC.
                        CAPE MAY ENERGY ASSOCIATES, L.P.
                            COUNTRYSIDE GENCO, L.L.C.
                        DEVONSHIRE POWER PARTNERS, L.L.C.
                         DIXON/LEE ENERGY PARTNERS, LLC
                 DUNBARTON ENERGY PARTNERS, LIMITED PARTNERSHIP
                  ILLINOIS ELECTRICAL GENERATION PARTNERS, L.P.
                ILLINOIS ELECTRICAL GENERATION PARTNERS II, L.P.
                         LAFAYETTE ENERGY PARTNERS, L.P.
                              MORRIS GENCO, L.L.C.
                              OCEANSIDE ENERGY INC.
                         ONONDAGA ENERGY PARTNERS, L.P.
                        POWER GENERATION (SUFFOLK), INC.
                       RESOURCES GENERATING SYSTEMS, INC.
                       RIVERSIDE RESOURCE RECOVERY, L.L.C.
                        ROXANNA RESOURCE RECOVERY, L.L.C.
                          STREATOR ENERGY PARTNERS, LLC
                          SUFFOLK ENERGY PARTNERS, L.P.
                       SUFFOLK TRANSMISSION PARTNERS, L.P.
                          TAYLOR ENERGY PARTNERS, L.P.
                          TUCSON ENERGY PARTNERS, L.P.
                         UPPER ROCK ENERGY PARTNERS, LLC
  BIOGAS FINANCIAL CORPORATION (formerly known as Zahren Financial Corporation)
                        ZAPCO ENERGY TACTICS CORPORATION
                           ZAPCO ILLINOIS ENERGY, INC.
                                ZFC ENERGY, INC.

Canadian $89,830,030.00, 11.00% Amended Senior Secured Notes Series A Due April 30, 2019
Canadian $17,169,970.00, 11.00% Amended Senior Secured Notes Series B Due April 30, 2019


                      AMENDMENT TO NOTE PURCHASE AGREEMENT

         This AMENDMENT, dated April 8, 2004 (this "Amendment"), among the Loan Parties (as defined below) and the Lender (as defined below), is made to the Hancock Note Purchase Agreement (as defined below), the ABB Loan Agreement (as defined below) and the AJG Loan Agreement (as defined below).

SECTION 1.        AMENDMENT.


         (a) Subject to satisfaction of the conditions precedent set forth in
         Section 2, the Schedules and Exhibits to each of the Hancock Note Purchase Agreement, the ABB Loan Agreement and the AJG Loan Agreement are hereby amended in their entirety and replaced with the Schedules and Exhibits to this Amendment, each of which Schedules and Exhibits shall be considered a Schedule or Exhibit, as applicable, to the Agreement (as defined below).


         (b) Subject to satisfaction of the conditions precedent set forth in
         Section 2, each of the Hancock Note Purchase Agreement, the ABB Loan Agreement and the AJG Loan Agreement shall be amended in its entirety to read as follows:


                               "TABLE OF CONTENTS

SECTION                                                                                                        PAGE
1.       AUTHORIZATION OF NOTES...................................................................................3
2.       SALE, PURCHASE AND EXCHANGE OF NOTES.....................................................................4
3.       REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.......................................................4
         3.1.     Organization; Business and Qualification........................................................4
         3.2.     Power and Authorization.........................................................................4
         3.3.     Disclosure......................................................................................5
         3.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates................................6
         3.5.     Financial Statements............................................................................6
         3.6.     No Undisclosed Liabilities......................................................................6
         3.7.     Compliance with Governmental Requirements.......................................................7
         3.8.     Permits.........................................................................................7
         3.9.     Litigation; No Default..........................................................................7
         3.10.    Taxes...........................................................................................8
         3.11.    Title to Collateral; Liens......................................................................8
         3.12.    Intellectual Property...........................................................................9
         3.13.    Compliance with ERISA...........................................................................9
         3.14.    Private Offering by the Loan Parties............................................................9
         3.15.    Use of Proceeds; Margin Regulations............................................................10
         3.16.    Existing Indebtedness; Future Liens............................................................10
         3.17.    Foreign Assets Control Regulations, etc........................................................10
         3.18.    Status under Certain Statutes..................................................................10
         3.19.    Environmental Matters..........................................................................11
         3.20.    Burdensome Restrictions; Other Contracts.......................................................13

                                       i




         3.21.    Location of Loan Parties.......................................................................13
         3.22.    Brokers and Finders............................................................................13
         3.23.    Project Documents..............................................................................13
         3.24.    Insurance......................................................................................14
         3.25.    Utility Service Available......................................................................14
         3.26.    Remedies Adequate..............................................................................14
         3.27.    Projects.......................................................................................14
         3.28.    Defaults; Events of Default....................................................................15
         3.29.    Lines of Business..............................................................................15
         3.30.    Pro Forma Projections; Operating Budget........................................................15
         3.31.    Illinois Subsidy Program.......................................................................15
         3.32.    Conduct of Business in Ordinary Course.........................................................15
4.       REPRESENTATIONS OF THE Lender...........................................................................16
         4.1.     Incorporation and Status.......................................................................16
         4.2.     Corporate Power of the Lender and Due Authorization............................................16
         4.3.     No Approvals...................................................................................16
         4.4.     No Contravention...............................................................................16
         4.5.     Residence of the Lender........................................................................16
         4.6.     Purchase for Investment........................................................................16
         4.7.     Existing Loans.................................................................................17
         4.8.     Pending Proceedings............................................................................17
         4.9.     Brokers and Finders............................................................................17
5.       INFORMATION AS TO LOAN PARTIES..........................................................................17
         5.1.     Financial Statements and Other Reports.........................................................17
         5.2.     Officers Certificate...........................................................................20
         5.3.     Inspection.....................................................................................21
         5.4.     Notices by Governmental Authority..............................................................21
6.       PAYMENT.................................................................................................22
         6.1.     Principal and Interest Payments................................................................22
         6.2.     Mandatory Prepayments..........................................................................22
         6.3.     Lender's Call..................................................................................23
         6.4.     Optional Prepayments...........................................................................24
         6.5.     Application of Prepayments.....................................................................24
         6.6.     Notice of Prepayment...........................................................................25
         6.7.     Maturity; Surrender, etc.......................................................................25
         6.8.     Purchase of Notes..............................................................................25
7.       AFFIRMATIVE COVENANTS...................................................................................25
         7.1.     Maintenance of Existence and Rights; Continuation of Business..................................25
         7.2.     Compliance with Governmental Requirements......................................................25
         7.3.     Maintenance and Operation of the Projects......................................................26
         7.4.     Insurance......................................................................................26
         7.5.     Payment of Taxes, Fees and Claims..............................................................26
         7.6.     Pension Plans..................................................................................27
         7.7.     Enforcement of Rights..........................................................................27
         7.8.     Maintenance of Records.........................................................................27
         7.9.     Intellectual Property..........................................................................27

                                       ii


         7.10.    Use of Proceeds................................................................................27
         7.11.    Property Rights................................................................................27
         7.12.    Indemnification................................................................................28
         7.13.    Illinois Reimbursement Obligations.............................................................28
         7.14.    Environmental Matters..........................................................................29
         7.15.    Distributions..................................................................................29
         7.16.    Deposits.......................................................................................29
         7.17.    Foreign Exchange Hedging Agreements............................................................29
8.       NEGATIVE COVENANTS......................................................................................29
         8.1.     Business Activities............................................................................30
         8.2.     Indebtedness...................................................................................30
         8.3.     Liens..........................................................................................31
         8.4.     Investments....................................................................................31
         8.5.     Acquisitions...................................................................................32
         8.6.     Restricted Payments............................................................................32
         8.7.     Consolidation; Merger and Change of Control....................................................32
         8.8.     Asset Dispositions.............................................................................33
         8.9.     Modification of Certain Agreements.............................................................33
         8.10.    Transactions with Affiliates...................................................................34
         8.11.    Negative Pledges, Restrictive Agreements.......................................................34
         8.12.    Accounting Changes.............................................................................35
         8.13.    Limitation on Sale and Leaseback Transactions..................................................35
         8.14.    ERISA..........................................................................................35
         8.15.    Changes to Subordinated Debt...................................................................35
         8.16.    Loan Documents.................................................................................35
         8.17.    Prepayment of Subordinated Debt................................................................35
         8.18.    Indebtedness of Others.........................................................................36
         8.19.    Qualifying Facility; Regulation................................................................36
         8.20.    Use of Proceeds................................................................................36
         8.21.    New Subsidiaries; Transfers of Interests.......................................................36
         8.22.    Line of Business...............................................................................37
         8.23.    Purchase Option................................................................................37
         8.24.    Settlements....................................................................................37
         8.25.    Fixed Charge Coverage Ratio....................................................................37
         8.26.    Speculative Transactions.......................................................................37
9.       GUARANTy................................................................................................37
         9.1.     Guaranty.......................................................................................37
         9.2.     Demand by the Lender...........................................................................38
         9.3.     Enforcement of Guaranty........................................................................39
         9.4.     Waivers........................................................................................39
         9.5.     Benefits of Guaranty...........................................................................39
         9.6.     Modification of Notes, etc.....................................................................39
         9.7.     Reinstatement..................................................................................40
         9.8.     Waiver of Subrogation, etc.....................................................................40
         9.9.     Election of Remedies, etc......................................................................41
         9.10.    Continuing Guaranty............................................................................41

                                      iii

         9.11.    Savings Clause.................................................................................41
10.      DEFAULT.................................................................................................42
         10.1.    Events of Default..............................................................................42
         10.2.    Acceleration...................................................................................45
         10.3.    Default Remedies...............................................................................45
         10.4.    Specific Performance...........................................................................46
         10.5.    Application of Proceeds........................................................................46
11.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................46
         11.1.    Registration of Notes..........................................................................46
         11.2.    Transfer and Exchange of Notes.................................................................47
         11.3.    Replacement of Notes...........................................................................47
12.      PAYMENTS ON NOTES.......................................................................................47
         12.1.    Place of Payment...............................................................................47
         12.2.    Home Office Payment............................................................................48
13.      EXPENSES, ETC...........................................................................................48
         13.1.    Transaction Expenses...........................................................................48
         13.2.    Issue Taxes....................................................................................49
         13.3.    Survival.......................................................................................49
14.      Authority of RESOURCES..................................................................................49
15.      EXCLUDED ASSETS.........................................................................................49
16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................................50
17.      AMENDMENT AND WAIVER....................................................................................50
         17.1.    Requirements...................................................................................50
         17.2.    Binding Effect, etc............................................................................50
18.      NOTICES.................................................................................................50
19.      REPRODUCTION OF DOCUMENTS...............................................................................51
20.      CONFIDENTIAL INFORMATION................................................................................51
21.      LIABILITY AND WAIVER....................................................................................52
         21.1.    No Liability of Lender.........................................................................52
         21.2.    No Liability of the Fund.......................................................................52
         21.3.    Non-Recourse...................................................................................52
22.      MISCELLANEOUS...........................................................................................53
         22.1.    Successors and Assigns.........................................................................53
         22.2.    Payments Due on Non-Business Days..............................................................53
         22.3.    Severability...................................................................................54
         22.4.    Construction...................................................................................54
         22.5.    Counterparts...................................................................................54
         22.6.    Governing Law..................................................................................54
         22.7.    Accounting Terms and Determinations............................................................55
         22.8.    Cooperation with Public Offering...............................................................55
         22.9.    No Third-Party Beneficiaries...................................................................56
         22.10.   Currency Conversion and Indemnity..............................................................56
2.       CONDITIONS PRECEDENT....................................................................................56
         2.1.     Authorization..................................................................................57
         2.2.     Existing Loan Assignments......................................................................57

                                       iv

         2.3.     Acquisition Agreement..........................................................................57
         2.4.     AJG IEGP Loan Transaction......................................................................57
         2.5.     Consents and Approvals.........................................................................58
         2.6.     UCC Searches...................................................................................58
         2.7.     Closing Date Certificate.......................................................................58
         2.8.     Evidence of Insurance..........................................................................58
         2.9.     Other Conditions...............................................................................58
         2.10.    Opinions of Counsel............................................................................59
         2.11.    Closing Fees, Expenses.........................................................................59
         2.12.    Pension, Tax and Labor Matters.................................................................59
         2.13.    Environmental Laws.............................................................................59
         2.14.    Funding of Accounts............................................................................59
         2.15.    Representations and Warranties, Covenants......................................................59
         2.16.    No Adverse Developments........................................................................59
         2.17.    Performance; No Default or Event of Default....................................................60
         2.18.    Purchase Permitted by Applicable Law, etc......................................................60
         2.19.    Changes in Corporate Structure.................................................................60
         2.20.    Proceedings and Documents......................................................................60
         2.21.    Additional Documentation.......................................................................60
         2.22.    Covenants to Satisfy Conditions Precedent......................................................61
         2.23.    Termination....................................................................................62
3.       COUNTERPARTS............................................................................................62
4.       Governing Law...........................................................................................62

                                       V

SCHEDULES & EXHIBITS

SCHEDULE A                 --       Defined Terms
SCHEDULE B                 --       The Projects
SCHEDULE 2.2               --       Certain Cash Reserves and Letters of Credit
SCHEDULE 3.1               --       Jurisdictions of Incorporation and Foreign Qualification
SCHEDULE 3.2               --       Consents and Waivers
SCHEDULE 3.3               --       Portions of Preliminary Prospectus
SCHEDULE 3.4               --       Subsidiaries
SCHEDULE 3.5               --       Financial Statements
SCHEDULE 3.6               --       Liabilities and Obligations of Loan Parties and Subsidiaries
SCHEDULE 3.11              --       Financing Statements
SCHEDULE 3.15              --       Use of Proceeds
SCHEDULE 3.16(a)           --       Existing Indebtedness, Waivers and Defaults
SCHEDULE 3.19              --       Property on National Priorities List
SCHEDULE 3.26              --       Governmental Requirements Affecting Realization Upon Collateral
SCHEDULE 3.27              --       Status of Projects
SCHEDULE 3.32              --       Conduct other than in the Ordinary Course of Business
SCHEDULE 6.1               --       Payments of Principal Debt on Monthly Payment Dates
SCHEDULE 7.4               --       Required Insurance
SCHEDULE 8.4               --       Permitted Investments
SCHEDULE 8.10              --       Transactions With Affiliates

EXHIBIT A                  --       Form of Note
EXHIBIT B                  --       Form of Security Agreement Amendment
EXHIBIT C                  --       Form of Mortgage Amendment
EXHIBIT D                  --       Form of Assignment
EXHIBIT E                  --       Form of Closing Date Certificate
EXHIBIT F                  --       Pro Forma Projections
EXHIBIT G                  --       Form of Subordination Agreement

                                       vi

                            U.S. ENERGY BIOGAS CORP.
                 and Certain Subsidiaries and Affiliates Thereof
                           One North Lexington Avenue
                          White Plains, New York 10601

Canadian $89,830,030.00, 11.00% Amended Senior Secured Notes Series A Due April 30, 2019
Canadian $17,169,970.00, 11.00% Amended Senior Secured Notes Series B Due April 30, 2019

                                                        As of April 8, 2004

Countryside Canada Power Inc., a federal Canadian corporation.

Ladies and Gentlemen:


         U.S. ENERGY BIOGAS CORP., a Delaware corporation (the "Issuer"), AVON ENERGY PARTNERS, L.L.C., an Illinois limited liability company ("Avon"), BMC ENERGY LLC, a Delaware limited liability company ("BMC"), BARRE ENERGY PARTNERS, L.P., a Delaware limited partnership ("Barre"), BRICKYARD ENERGY PARTNERS, LLC, a Delaware limited liability company ("Brickyard"), BROOKHAVEN ENERGY PARTNERS, LLC, a New York limited liability company ("Brookhaven"), BURLINGTON ENERGY, INC., a Vermont corporation ("Burlington"), CAPE MAY ENERGY ASSOCIATES, L.P., a Delaware limited partnership ("Cape May"), COUNTRYSIDE GENCO, L.L.C., a Delaware limited liability company ("Countryside"), DEVONSHIRE POWER PARTNERS, L.L.C., an Illinois limited liability company ("Devonshire"), DIXON/LEE ENERGY PARTNERS, LLC, a Delaware limited liability company ("Dixon"), DUNBARTON ENERGY PARTNERS, LIMITED PARTNERSHIP, a New Hampshire limited partnership ("Dunbarton"), ILLINOIS ELECTRICAL GENERATION PARTNERS, L.P., a Delaware limited partnership ("IEGP"), MORRIS GENCO, L.L.C., a Delaware limited liability company ("Morris"), ILLINOIS ELECTRICAL GENERATION PARTNERS II, L.P. ("IEGP II"), a Delaware limited partnership, LAFAYETTE ENERGY PARTNERS, L.P., a New Jersey limited partnership ("Lafayette"), OCEANSIDE ENERGY INC., a New York corporation ("Oceanside"), ONONDAGA ENERGY PARTNERS, L.P., a New York limited partnership ("Onondaga"), POWER GENERATION (SUFFOLK), INC., a Delaware corporation ("Power (Suffolk)"), RESOURCES GENERATING SYSTEMS, INC., a New York corporation ("Resources"), RIVERSIDE RESOURCE RECOVERY, L.L.C., an Illinois limited liability company ("Riverside"), ROXANNA RESOURCE RECOVERY, L.L.C., an Illinois limited liability company ("Roxanna"), STREATOR ENERGY PARTNERS, LLC, a Delaware limited liability company ("Streator"), SUFFOLK ENERGY PARTNERS, L.P., a Virginia limited partnership ("Suffolk"), SUFFOLK TRANSMISSION PARTNERS, L.P., a Delaware limited partnership ("Suffolk Transmission"), TAYLOR ENERGY PARTNERS, L.P., a Pennsylvania limited partnership ("Taylor"), TUCSON ENERGY PARTNERS, L.P., a Delaware limited partnership ("Tucson"), UPPER ROCK ENERGY PARTNERS, LLC, a Delaware limited liability company ("Upper Rock"), BIOGAS FINANCIAL CORPORATION (formerly known as Zahren Financial Corporation), a Connecticut corporation

("ZFC"), ZAPCO ENERGY TACTICS CORPORATION, a Delaware corporation ("Tactics"), ZAPCO ILLINOIS ENERGY, INC., a Delaware corporation ("ZIE"), and, collectively with Avon, Barre, Brickyard, Brookhaven, Burlington, Cape May, Countryside, Devonshire, Dixon, Dunbarton, Lafayette, Morris, Oceanside, Onondaga, Riverside, Roxanna, Streator, Suffolk, Suffolk Transmission, Taylor, Tucson and Upper Rock, the "Project Owners" and each a "Project Owner"), and ZFC ENERGY, INC., a Delaware corporation ("ZFC Energy" and, collectively with BMC, IEGP, IEGP II, Power (Suffolk), Resources, ZFC, Tactics and the Project Owners, the "Guarantors"), agree with the Lender as follows:

Introduction:

         On or about November 30, 1999 and on or about October 13, 2000, the Other Guarantors and the Former Hancock Issuers issued to the Hancock Purchasers
(i) $45,584,497 Senior Secured Notes, Series A and (ii) $10,000,000 Senior Secured Notes Series B (collectively the "Hancock Notes" and, together with all of the Hancock Purchaser's rights relating thereto, the "Hancock Loan") in accordance with a Note Purchase Agreement, dated as of November 30, 1999 (as amended and supplemented prior to the date hereof, the "Hancock Note Purchase Agreement"), among the Other Guarantors, the Former Hancock Issuers and the Hancock Purchasers.

         On or about April 30, 2001, BMC, Brookhaven and Countryside issued to ABB Energy Capital LLC ("ABB") (i) a $8,900,000 Promissory Note and (ii) a $600,000 Promissory Note (collectively, the "ABB Notes" and, together with all of ABB's rights relating thereto, the "ABB Loan") in accordance with a Construction and Term Loan Agreement, dated as of April 30, 2001 (as amended and supplemented prior to the date hereof, the "ABB Loan Agreement"), among BMC, Brookhaven, Countryside and ABB.

         On or about May 9, 2001, BMC and Morris issued to AJG Financial Services, Inc. ("AJG" and, collectively with the Hancock Purchasers and ABB, the "Existing Lenders") (i) a $2,000,000 Promissory Note, (ii) a $2,500,000 Promissory Note and (iii) a $500,000 Promissory Note (the "AJG Notes" and, together with all of AJG's rights relating hereto, the "AJG Loan") in accordance with a Term Loan Agreement, dated as of March 30, 2001 (as amended and supplemented prior to the date hereof, the "AJG Loan Agreement"), among BMC, Morris and AJG. The Hancock Loan, the ABB Loan and the AJG Loan shall be referred to collectively as the "Existing Loans", and the Hancock Notes, the ABB Notes and the AJG Notes shall be referred to collectively as the "Existing Notes".

         On the Closing Date and immediately prior to the execution and delivery of the Amendment, dated as of April 8, 2004, among the Loan Parties and the Lender, the Lender and the Issuer entered into (i) an Assignment and Assumption Agreement, dated the date hereof (the "Hancock Assignment"), with the Hancock Purchasers, pursuant to which the Hancock Purchasers assigned to the Lender all of their rights and obligations with respect to the Hancock Loan, (ii) an Assignment and Assumption Agreement, dated the date hereof (the "ABB Assignment"), with the "Lender" under and as defined in the ABB Loan Agreement, pursuant to which such "Lender" assigned to the Lender all of its rights and obligations with respect to the ABB Loan, and (iii) an Assignment and Assumption Agreement, dated the date hereof (the "AJG Assignment" and, collectively with the Hancock Assignment and the ABB Assignment, the "Existing Loan Assignments"), with AJG, pursuant to which AJG assigned to the Lender all of its rights and obligations with respect to the AJG Loans.

1.       AUTHORIZATION OF NOTES.

         The Issuer authorizes the issuance of (i) Canadian $89,830,030.00 aggregate principal amount of its 11.00% Amended Senior Secured Notes Series A Due April 30, 2019 (the "Series A Notes") and (ii) Canadian $17,169,970.00 aggregate principal amount of its 11.00% Amended Senior Secured Notes Series B Due April 30, 2019 (the "Series B Notes", and, together with the Series A Notes and any notes issued in substitution therefor pursuant to Section 11, the "Notes"), which shall collectively amend and be exchanged for the Existing Notes.

         Each Note will bear interest on the unpaid principal balance thereof, from the date of the Notes or the most recent date to which interest thereon has been paid, until the same is due and payable, at 11.00% per annum (calculated on the basis of a 365/366 day year). Interest and scheduled principal payments on each Note will be payable monthly on the last day of each calendar month (the "Monthly Payment Date") in each year beginning on April 30, 2004 and ending on the Maturity Date. The Notes will amortize and mature and be payable in accordance with Section 6. Payments of principal, premium, if any, and, to the extent permitted by law, interest not made when due will bear interest from the date such payment was due until paid at the Default Rate. The Notes shall be substantially in the form set out in Exhibit A with such changes thereto, if any, as may be approved by the parties hereto. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         The BMC Parties will secure the Notes in accordance with that certain Amendment, dated as of the date hereof (the "BMC Group Security Agreement Amendment" and, together with the Security Agreement Amendment, the "Security Agreement Amendments") and in the form of Exhibit B, among the BMC Parties and the Lender, which amends (i) that certain Security Agreement, dated as of May 2, 2001, among BMC, Morris and AJG and (ii) that certain Cash Collateral Pledge and Security Agreement, dated as of April 30, 2001, among BMC, Brookhaven, Countryside and ABB (as from time to time amended, including by the BMC Group Security Agreement Amendment, the "Amended BMC Group Security Agreement").

         The Other Guarantors will secure the Notes in accordance with that certain Amendment, dated as of the date hereof (the "Security Agreement Amendment") and in the form of Exhibit B, among the Issuer, the Other Guarantors, the Lender and Countryside Canada Power Inc. (as successor to The Chase Manhattan Bank), as trustee, which amends and assigns to the Lender that certain Indenture of Trust and Security Agreement, dated as of November 30, 1999 (as from time to time amended, including by the Security Agreement Amendment, the "Amended Security Agreement") among the Other Guarantors, the Former Hancock Issuers, the Hancock Purchasers and Countryside Canada Power Inc. (as successor to The Chase Manhattan Bank), as trustee.

         Barre, Burlington, Cape May, Devonshire, Lafayette, Oceanside, Onondaga, Suffolk and Suffolk Transmission (collectively, the "Mortgagors") will secure the Notes, upon execution and delivery of each Mortgage Amendment, which amend and assign to the Lender those certain Open-End Mortgages, Assignments of Leases and Rents and Security Agreements, dated as of November 30, 1999 (as amended, including by the Mortgage Amendments, the "Amended Mortgages"), made by the Mortgagors in favor of The Chase Manhattan Bank, as trustee, as mortgagee.

         AJG will secure the Notes in accordance with that certain Amendment dated as of the date hereof (as amended and/or supplemented from time to time, the "AJG Security Agreement Amendment"), by AJG and the Lender, which amends that certain Security Agreement, Pledge and Assignment, dated as of November 30, 1999 (as amended, including by the AJG Security Agreement Amendment, the "Amended AJG Security Agreement"), made by AJG in favor of The Chase Manhattan Bank, as trustee.

2.       SALE, PURCHASE AND EXCHANGE OF NOTES.

         Subject to the terms and conditions of this Agreement, at the Closing:

         2.1. The Issuer shall execute, issue and deliver to the Lender the Notes against (i) surrender by the Lender of the Existing Loans to the Issuer and (ii) the Lender's cash advance of Canadian $31,330,028.00 in additional loan proceeds to the Issuer (the "Advance"). On the date of issuance, the Principal Debt of the Series A Notes shall be equal to Canadian $89,830,030.00 and the Principal Debt of the Series B Notes shall be equal to Canadian $17,169,970.00.

         2.2. The Lender will release to the Loan Parties, AJG and Cinergy Corp. certain cash reserves and letters of credit set forth in Schedule 2.2 held by the Hancock Purchasers, ABB and AJG as collateral for the Existing Notes and transferred to the Lender in connection with its purchase of the Existing Loans.

3.       REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.


         Each Loan Party represents and warrants to the Lender that:

3.1.     Organization; Business and Qualification.

         Such Loan Party, together with its general partner or manager, if any, is a corporation, limited partnership, or limited liability company duly organized, validly existing and in good standing under the laws of its State of organization and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, and in good standing under each other jurisdiction in which (i) such Loan Party owns its properties or (ii) the conduct of its business requires such qualification, other than those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Each jurisdiction in which such Loan Party, together with its general partner or manager, if any, is incorporated, and in which it is required to be qualified and in good standing, is set forth in Schedule 3.1.

3.2. Power and Authorization.

(a) Such Loan Party has the corporate, partnership or limited liability company power and authority, as applicable, to own, license or lease the properties and assets it purports to own, license or lease and to conduct its business as now conducted and as presently proposed to be conducted and to incur the Indebtedness evidenced by the Notes. The execution, delivery and performance by such Loan Party of this Agreement and each of the other Operative Documents to which it is or will become a party (i) have been or will be, as the case may be, duly authorized and constitute or will constitute, as the case may be, valid obligations of such Loan Party, legally binding upon it and enforceable in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to or limiting creditors' rights generally, and (ii) do not require any approval of such Loan Party that has not been obtained, or the approval of any trustee or holders of any obligation or Indebtedness of such Loan Party that has not been obtained, and do not, and will not, contravene any Governmental Requirement, such Loan Party's Organic Documents, or constitute a default under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which such Loan Party is a party or by which such Loan Party or its properties may be bound or affected, or result in the creation of any Lien (other than Permitted Liens) upon any property of such Loan Party except where the failure to obtain such approval or such contravention or default individually or in the aggregate could not be reasonably expected to cause a Material Adverse Effect.

(b) To such Loan Party's Best Knowledge, the list of consents and waivers set forth in Schedule 3.2 contains all consents and waivers, and such list contains all material consents and waivers, required for the consummation of the transactions contemplated under the Existing Loan Assignments and the Loan Documents (including, without limitation, consents and waivers necessary or desirable in connection with the grant and perfection of the Liens granted under the Security Documents and for the Lender to exercise and enforce its rights and remedies under the Loan Documents), and such list contains no material misstatement or inaccuracy or materially misleading information and does not omit any information the omission of which would be materially misleading.

(c) All consents and waivers set forth in Schedule 3.2 have been obtained and are in full force and effect as of the Closing Date except as described in such Schedule. No consent of any Person and no consent, permit, license, approval or authorization of, or giving notice to, filing, registration or declaration with, any Governmental Authority is required in connection with such Loan Party's execution, delivery or performance of, or the validity or enforceability of any Project Document to which such Loan Party is a party, except those (i) that have been duly obtained or made and are in full force and effect, (ii) that are not yet required or (iii) the failure of which to obtain, individually or in the aggregate, could not be reasonably expected to cause a Material Adverse Effect.

3.3. Disclosure.

         As of the Closing Date, to such Loan Party's Best Knowledge, no representation or warranty of such Loan Party contained in this Agreement, the Financial Statements, the other Loan Documents or any other material document, certificate or written statement furnished to the Lender by or on behalf of such Loan Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made. Attached hereto as Schedule 3.3 are pages from the Preliminary Long Form Prospectus (the "Preliminary Prospectus") relating to the offering of the Trust Units by the Fund, portions of which have been highlighted to reflect the particular information describing the Loan Parties, the Subsidiaries of the Loan Parties and the Projects (the "Issuer Information"). Such Loan Party has had an opportunity to review the Issuer Information. To such Loan Party's Best Knowledge, the Issuer Information does not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements made therein not misleading at the time they were made and in light of the circumstances under which they were made. Except as disclosed herein and therein, since September 30, 2003, there has been no Material Adverse Effect.

3.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 3.4 contains (except as noted therein) complete and correct lists of the Subsidiaries of such Loan Party, showing, as to each of its Subsidiaries, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by such Loan Party and each other Subsidiary of such Loan Party.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3.4 as being owned by such Loan Party and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Loan Party or its Subsidiaries free and clear of any Lien (except as otherwise disclosed in such Schedule).

(c) Each of its Subsidiaries identified in Schedule 3.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) None of its Subsidiaries is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Security Documents and customary limitations imposed by corporate, limited partnership and limited liability company law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any of the Loan Parties or Subsidiaries that own outstanding shares of capital stock or similar equity interests of such Subsidiary.

3.5. Financial Statements.

         The consolidated carve-out financial statements of the USEB Operating Assets contained in Schedule 3.5, including the footnotes thereto (the "Financial Statements"), (i) are accurate, correct and complete in all material respects and are in accordance with the books of account and records of the Issuer and (ii) present fairly (subject, in the case of the Financial Statements for the nine-month period ended on September 30, 2003, to year-end adjustments) in all material respects, the assets, liabilities and financial position of the USEB Operating Assets as at September 30, 2003, December 31, 2002, 2001, and 2000 and for the nine-month period ended September 30, 2003 and for the years ended December 31, 2002, 2001 and 2000 in each case prepared in accordance with U.S. GAAP.

                                       6
3.6.     No Undisclosed Liabilities.

         Except for the liabilities and obligations set forth on Schedule 3.6 or in the Financial Statements or current liabilities incurred in the Ordinary Course of Business, there are no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) of such Loan Party or any of its Subsidiaries that would reasonably be expected to exceed $750,000 in the aggregate.

3.7. Compliance with Governmental Requirements.

(a) Neither such Loan Party nor any of its Subsidiaries has (i) violated any Governmental Requirements and no such violation has been alleged pursuant to written notification, (ii) failed to file in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), including without limitation all such reports, documents and other materials required under PURPA or under
Section 8-403.1 of the Illinois Revised Statutes and the regulations thereunder, or (iii) failed to retain all records and documents required to be retained by it pursuant to any Governmental Requirement, other than such violation, alleged violation or failure to file or retain which could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

(b) The operation of the Projects in accordance with the Project Documents does not violate or contravene any Governmental Requirements. No Project (i) is in violation of any Governmental Requirements and no such violation has been alleged pursuant to written notification, (ii) has failed to file in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects) or (iii) has failed to retain all records and documents required to be retained by it pursuant to any Governmental Requirements, other than the violation, alleged violation, the failure to file or retain that could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

3.8. Permits.

         As of the Closing Date, each Applicable Permit has been duly obtained and is in full force and effect, is final, and, based on current regulations, is not subject to appeal or judicial, governmental or other review. A copy of each Applicable Permit has been delivered to the Lender.

3.9. Litigation; No Default.

(a) There is no judgment, action, investigation, claim, complaint, notice of violation, injunction, order, decree, directive, action, suit, arbitration or proceeding or labor disputes pending or, to such Loan Party's Best Knowledge, threatened pursuant to written notification in any court or before or by any Governmental Authority, arbitrator, board or authority (i) against or affecting such Loan Party, any of its Subsidiaries, any Project or any Collateral involving any claim in any amount or (ii) involving the validity, enforceability or priority of any Operative Document at law or in equity.

(b) Neither such Loan Party nor any of its Subsidiaries is in default under any agreement (including, without limitation, any Operative Document), bond, note, indenture, mortgage, loan agreement, order or judgment or any ordinance, resolution or decree and to which it is a party or by which it is bound, or any other agreement or other instrument Material to such Loan Party by which it or any of the properties or assets owned by it or used in the conduct of its business is affected.

3.10. Taxes.

         Such Loan Party and each of its Subsidiaries has filed all United States federal and state tax returns and reports and all other tax returns and reports with each appropriate Governmental Authority in all jurisdictions in which such returns and reports are required to be filed, and such returns and reports accurately reflect the taxes, assessments and charges of such Loan Party and each of its Subsidiaries for the periods covered thereby to the extent Material to such Loan Party. Such Loan Party and each of its Subsidiaries has paid all taxes, assessments and other charges that have become due to any Governmental Authority having jurisdiction over such Loan Party or Subsidiary or any of its properties, and no tax Liens (other than tax Liens constituting Permitted Liens) have been filed and no claims are being asserted against such Loan Party or Subsidiary or any properties of such Loan Party or Subsidiary. None of the federal or state income tax returns of such Loan Party or Subsidiary is under audit. Neither such Loan Party nor any of its Subsidiaries has any knowledge of any unpaid taxes, assessments or charges that may be due and payable against it or any of its properties, or any basis for any other tax or assessment, which individually or in the aggregate could reasonably be expected to cause a Material Adverse Effect. The charges, accruals and reserves on the books of each Loan Party and each Subsidiary of a Loan Party in respect of Federal, state or other taxes for all fiscal periods are adequate to the extent Material.

3.11. Title to Collateral; Liens.

(a) Subject to Permitted Liens, such Loan Party is the sole owner of each item of the Collateral it purports to own, including without limitation the Collateral reflected in the most recent Financial Statements of such Loan Party, having good and valid title thereto, free and clear of any and all Liens other than those created by the Security Documents and Permitted Liens.

(b) The Security Documents create a valid security interest in the Collateral therein purported to be pledged or mortgaged, as applicable, by such Loan Party in favor of the Lender, enforceable against third parties, and when the financing statements listed on Schedule 3.11 and the Mortgage Amendments have been filed or recorded, as applicable, in the offices listed in Schedule 3.11, will constitute perfected Liens senior in right to all other creditors and subject to no prior Liens (other than Permitted Liens) and will secure the payment of the Obligations. All action necessary to perfect such Liens and security interests in each item of the Collateral has been duly taken or will be taken in accordance with the Loan Documents prior to the issuance, exchange and purchase of the Notes contemplated hereby. Such Liens and security interests are or shall be, upon the taking of all such actions, entitled to all of the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to constitute perfected security interests. No further action will be required to maintain and preserve such Lien and security interests other than the filing of continuation statements required by the UCC, and the taking of all actions required to be taken under the Loan Documents.

(c) The Project Owners own (i) good and marketable title or (ii) valid easements in and to or license rights or leasehold estates in and to the Project Land sufficient to own, operate and maintain the Projects, free and clear of all Liens other than Permitted Liens; and no filing or recording with any Governmental Authority or agency is necessary to establish, protect and perfect such title or any other right, title or interest of (x) such Loan Party, as against any other Person, or (y) the Lender, as against such Loan Party or any other Person, in any jurisdiction, under the Operative Documents, all of which filings and recordations have been made or will have been made on or before the Closing Date. As of the Closing Date, no Person will hold or have any right to acquire an interest (other than a Permitted Lien) in the Project Land that may encumber the Projects or any portion thereof or that would cause a Material Adverse Effect. To such Loan Party's Best Knowledge, the Projects are located entirely on the Project Land, and neither the Projects nor any portion thereof encroaches upon any interest in property to which the Loan Parties do not have rights sufficient to permit the encroachment.

3.12. Intellectual Property.

         Except in instances where there would be no Material Adverse Effect:

(a) such Loan Party and each of its Subsidiaries owns or possesses all licenses, permits, franchises, authorizations, Intellectual Property, or other proprietary rights and technology or rights thereto to construct and operate the Projects and to operate its business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others;

(b) no product of such Loan Party or any of its Subsidiaries (including, without limitation, the Projects) infringes upon any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c) there is no violation by any Person of any right of such Loan Party or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by such Loan Party or any such Subsidiary.

3.13. Compliance with ERISA.

(a) Neither such Loan Party nor any of its ERISA Affiliates has operated and administered any Pension Plan. Neither such Loan Party nor any of its ERISA Affiliates has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by such Loan Party or any of its ERISA Affiliates, or in the imposition of any Lien on any of the rights, properties or assets of such Loan Party or any of its ERISA Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The expected postretirement benefit obligations (determined as of the last day of each Loan Party's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of such Loan Party and its Subsidiaries are not Material.

3.14. Private Offering by the Loan Parties.

         Neither such Loan Party nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Lender. Neither such Loan Party nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

3.15.    Use of Proceeds; Margin Regulations.

         Such Loan Party (if applicable) will apply the Advance as set forth in
Schedule 3.15. None of the transactions contemplated in this Agreement (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any related regulations, including Regulations T, U and X of the Board of Governors of the Federal Reserve System. No Loan Party owns any margin securities or margin stock as defined in such Regulations T, U and X. No part of the proceeds from the sale of the Notes hereunder has been or will be used, directly or indirectly, for the purpose of buying or carrying, any margin security within the meaning of said Regulations T, U and X, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any such "margin security" or for any other purpose that might cause the Notes to be considered "purpose credit(s)" within the meaning of said Regulations T, U and X.

3.16. Existing Indebtedness; Future Liens.

(a) Except as described therein, Part A of Schedule 3.16(a) sets forth a complete and correct list of all outstanding Indebtedness of such Loan Party and its Subsidiaries as of December 31, 2003, since which date, to the extent Material, there has been no change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of such Loan Party or its Subsidiaries. Except as described in Part B of such Schedule, neither such Loan Party nor any of its Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Loan Party or Subsidiary and no event or condition exists with respect to any Indebtedness of any Loan Party or any of its Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither such Loan Party nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.

3.17. Foreign Assets Control Regulations, etc.


         Neither the sale of the Notes by such Loan Party hereunder nor any use of the proceeds thereof, nor any other action taken or to be taken by any Loan Party, has violated or will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

3.18. Status under Certain Statutes.

(a) Neither such Loan Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an investment company, within the meaning of the Investment Company Act of 1940, as amended. On the Closing Date, each of the Projects (other than the Cape May Project and the Tucson Project, the Garland Project and the SPSA II (Transco) Project) will be a "qualifying facility" within the meaning of PURPA and the regulations thereunder and will be eligible for all the benefits of 18 C.F.R. Sections 292.601 and 292.602. Neither such Loan Party nor any of its Subsidiaries is or will be (i) an "electric utility company," a "gas utility company," a "public utility company," a "holding company," a "subsidiary company" of a holding company or an "associate company" of a holding company under the PUHCA; (ii) subject to the FPA (other than those sections referred to in 16 U.S.C. ss.ss. 799-803, 808, 813, 824a-3(e), 824d and 18 C.F.R. Section 292.601(c)) or the NGA or (iii) subject to rate, financial, organizational or other regulation as a "public utility," a "local distribution company," an "electrical load serving entity" or similar entity under the laws of the jurisdiction of its organization or location by virtue in any such case, of (A) the construction of, or the Loan Parties' ownership, operation or maintenance of, the Projects or (B) the Loan Parties' execution, delivery or performance of any of the Operative Documents or their exercise of any of their rights thereunder. Except for the Certification Notices and annual filings with the ICC with respect to the Illinois Projects, such Loan Party is not required to obtain or effect any further filing, approval, permit or license from or with the FERC or any other Governmental Authority for the construction, ownership or operation of the Projects or the conduct of its business in accordance with the provisions of the Operative Documents, including any Power Purchase Agreement. The execution, delivery and performance of the Project Documents according to the terms thereof by such Loan Party party thereto does not and will not prevent each of the Projects (other than the Cape May Project, the SPSA II (Transco) Project and the Tucson Project) from being owned and operated as a "qualifying facility" as contemplated by the Project Documents.

(b) The Lender will not, solely by reason of (i) the purchase of the Notes and
(ii) the transactions contemplated by the Loan Documents, be deemed by any Governmental Authority having jurisdiction to be or otherwise become (A) an "electric utility company," a "gas utility company," a "public utility company," a "holding company," a "subsidiary company" of a holding company or an "associate company" of a holding company under the PUHCA, (B) subject to the FPA or NGA or (C) subject to regulation as a "public utility," a "local distribution company," an "electrical load serving entity" or similar entity under the laws of any state.

(c) No consent or approval of, giving notice to, filing or registration with, or taking of any action in respect of or by, any federal, state or local governmental authority or agency or any other Person was, is, or as of the Closing Date will be, required with respect to the purchase of the Existing Notes and the issuance of the Notes or the making or securing of the Advance except as have been, or will have been on the Closing Date, duly obtained, given or accomplished and that will on the Closing Date be final and not subject to appeal or further review and copies of which shall have been delivered to the Lender prior to the Closing Date.

3.19. Environmental Matters.

(a) All facilities and property owned, operated or leased by such Loan Party or any of its Subsidiaries have been, and continue to be, owned, operated or leased by such Loan Party or such Subsidiary in compliance with all Environmental Laws, except for such violations that, singly or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect.

(b) There are no pending and, to such Loan Party's Best Knowledge, there have been no past, and/or threatened (i) claims, complaints, notices or requests for information received by such Loan Party or any of its Subsidiaries with respect to any alleged violation of any Environmental Law that could reasonably be expected to cause a Material Adverse Effect; or (ii) claims, complaints, notices or requests for information received by such Loan Party or any of its Subsidiaries regarding potential liability under any Environmental Law that could reasonably be expected to cause a Material Adverse Effect.

(c) There have been no Releases of Hazardous Materials in violation of any Environmental Law or that could, singly or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

(d) Such Loan Party and each of its Subsidiaries has been issued, and is in material compliance with, all Permits relating to environmental matters and necessary or desirable for their businesses, except when the failure to have or comply with the foregoing could not, singly or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

(e) Except as set forth on Schedule 3.19, no property now or previously owned, operated or leased by such Loan Party or any of its Subsidiaries is listed or (to the best of their knowledge) proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up.

(f) Neither such Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material other than in accordance with Governmental Requirements or, to its knowledge, to any location that is listed or (to the best of their knowledge) proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on the CERCLIS or on any similar state list or that is the subject of federal, state or local enforcement actions or other investigations that may lead to claims against such Loan Party or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury (including claims under CERCLA).

(g) There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, leased or operated by such Loan Party or any of its Subsidiaries in material violation of Environmental Law or that could, singly or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

(h) Such Loan Party would not be deemed to be the "owner" or "operator" of any landfill for purposes of CERCLA or any other Environmental Law or held responsible for any Release of any Hazardous Material from the landfill on which any Project is located except for Releases of Hazardous Materials resulting proximately form the acts or omissions of such Loan Party.

(i) To the Issuer's Best Knowledge, no conditions exist at, on or under any Project that, with the passage of time, the giving of notice or both, would give rise to liability of any Loan Party under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.

3.20. Burdensome Restrictions; Other Contracts.

         Except for the terms of the Operative Documents and the Applicable Permits and related statutes, rules and regulations, no contract, lease, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its properties is bound, restricts such Loan Party's or Subsidiary's ability to own, operate and maintain any Project in a manner that could reasonably be expected to result in a Material Adverse Effect.

3.21.    Location of Loan Parties.

         The jurisdiction in which such Loan Party is located for purposes of Sections 8-110(d), 9-301 and 9-307 of the UCC is set forth next to such Loan Party's name in Part A of Schedule 3.1.

3.22.    Brokers and Finders.

         Other than as disclosed to the Lender in writing prior to the Closing Date, no broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby and such Loan Party shall be solely responsible for and shall pay all such broker's or finder's fees or commissions. Such Loan Party shall indemnify, pay and hold the Lender harmless from and against any claim, demand or liability for broker's and/or finder's fees alleged to have been incurred in connection with any of the transactions contemplated hereby and any expenses, including, without limitation, reasonable attorneys' fees, arising in connection with any such claim, demand or liability. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to such Loan Party or ancillary to the transactions contemplated hereby.

3.23. Project Documents.

(a) Each Project Document to which such Loan Party is a party (together with the other Project Documents for the applicable Project) constitutes the entire agreement of the respective parties thereto with respect to the subject matter thereof and no respective party thereto shall be bound except in accordance therewith.

(b) Each Project Document to which such Loan Party is a party is in full force and effect and constitutes the valid contract of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to or limiting creditors' rights generally, each of the parties thereto has executed such Project Document with full power, authority and capacity to contract, to the Loan Party's Best Knowledge no default has occurred and is continuing under such Project Document that individually or in the aggregate could reasonably be expected to create a Material Adverse Effect and such Project Document is in full force and effect. Such Loan Party has not assigned any of its right, title or interest in or under such Project Document except in accordance with the Loan Documents.

(c) The obligations of each party to each Project Document to which such Loan Party is a party, as stated therein, are effective and are not, nor are they claimed to be, subject to any claims or any defenses, counterclaims or setoffs against such Loan Party, to the extent Material. No event of force majeure under such Project Document has occurred and is continuing that could reasonably be expected to result in the termination of such Project Document or to cause a Material Adverse Effect.

(d) The copies of the Project Documents furnished to the Lender by the Loan Parties are true, complete and correct as of the Closing Date. None of the Project Documents has been modified or amended since its delivery to the Lender or made the subject of a waiver or consent by such Loan Party, except by a written instrument, a copy of which as been furnished to the Lender.

(e) With respect to each Project Document to which such Loan Party is a party, there are no existing conditions that would give rise thereunder to any defense to payment or to any claim or any right of setoff, counterclaim, recoupment or rescission that is Material.

(f) Each Project Document to which such Loan Party is a party creates, or will create, in each Project Owner and Tactics, rights sufficient to safely own, use, maintain and operate the applicable Project in accordance with Prudent Engineering and Operating Practices for the remaining useful life of such Project as set forth in Schedule 3.27 or the expiration of the Project Documents.

3.24. Insurance.

         Such Loan Party is in compliance, to the extent Material, with all requirements set forth in the Operative Documents to maintain insurance. All insurance policies held by such Loan Party or any of its Subsidiaries are in full force and effect and all premium payments required by such policies are current.
                                       14

3.25.    Utility Service Available.

         Electricity and other utility services and all roadway access and fuel, transmission and power connection services required for the construction (as applicable), operation and maintenance of the Projects for their intended purposes are available on the Project Land.

3.26.    Remedies Adequate.

         Subject to the terms of the Project Documents to which such Loan Party is a party and all applicable laws, ordinances, regulations, permits and orders listed on Schedule 3.26, in the event that the Lender exercised its rights after an Event of Default with respect to the Collateral purported to be pledged or mortgaged by such Loan Party pursuant to the applicable Security Documents, and succeeded to such Loan Party and performed its obligations under such Project Documents, the Lender's rights would be sufficient to permit it or a Person succeeding to its rights on a sale of such Collateral to operate and maintain such Projects and sell the output thereof to the same extent as such Loan Party now operates such Projects and sells the output thereof or presently propose to operate such Projects and sell the output thereof.

3.27. Projects.

(a) The descriptions of the Projects set forth in Schedule B and all information regarding the Projects furnished to the Lender by or on behalf of such Loan Party are true and accurate in all material respects, contain no materially misleading information and do not omit any information the omission of which would be materially misleading; provided this representation excludes any projections, forward looking statements or predictions of future events.

(b) Except as set forth in Schedule 3.27, each of the Projects has received all inspections and certifications currently required by any Governmental Requirement, and to such Loan Party's Best Knowledge, to the extent Material, there are no physical defects or performance deficiencies in the Projects, other than ordinary wear and tear consistent with similar assets of a similar age. To such Loan Party's Best Knowledge, the Independent Engineer's Report does not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements made therein not misleading at the time they were made and in light of the circumstances under which they were made.

3.28. Defaults; Events of Default.

No Default or Event of Default has occurred and is continuing.

3.29.    Lines of Business.

         Each of the Project Owners is engaged solely in the ownership, operation and maintenance of its Project. Tactics is engaged solely in the operation and maintenance of certain of the Projects pursuant to the Project Documents. The Issuer is engaged solely in the businesses of alternative energy, cogeneration, power marketing and landfill-related products and services. IEGP and IEGP II are engaged solely in the business of owning, operating and maintaining certain of the Illinois Projects. Each of the other Loan Parties is engaged solely in the direct and indirect ownership of the Project Owners and other alternative energy-related businesses.

3.30.    Pro Forma Projections; Operating Budget.

         The Pro Forma Projections accurately set forth the results of operation of the USEB Operating Assets projected by the Issuer. The Pro Forma Projections are (i) based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein and (ii) consistent with the provisions of the Operative Documents. The Operating Budget forecasts the projected capital, maintenance and operating funding requirements of the USEB Operating Assets through December 31, 2005 and is (A) based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein and (B) consistent with the provisions of the Operative Documents.

3.31.    Illinois Subsidy Program.

         Each of the Illinois Projects is qualified for the benefits of Section 8-403.1 of the Illinois Revised Statutes and the regulations thereunder and has made all filings required thereby. The amounts currently on deposit in each ICC Account, and the amounts to be deposited in accordance with the Amended Security Agreements on the Closing Date, are reasonably expected to be sufficient, after giving effect to reasonably projected earnings thereon (based on assumptions that the Lender has acknowledged are reasonable), to fund the corresponding Illinois Reimbursement Obligations that have accrued through the Closing Date.

3.32.    Conduct of Business in Ordinary Course.

         Except as disclosed in Schedule 3.32, since September 30, 2003, the business related to the USEB Operating Assets has been carried on in the Ordinary Course of Business.

4.       REPRESENTATIONS OF THE Lender.

4.1.     Incorporation and Status.

         The Lender is duly incorporated and existing under the laws of Canada. The Lender is a Person referred to in paragraph (aa) of the definition of "accredited investor" in Ontario Securities Commission Rule 45-501 for the purposes of consummating the purchase and exchange of Notes in accordance with this Agreement. The Lender is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets, requires such qualification, except to the extent that any failure to be so qualified, either individually or in the aggregate, would not cause a materially adverse effect on the (i) business assets, operations, properties or condition (financial or otherwise) of the Lender, (ii) ability of the Lender to perform its obligations under the Loan Documents, or (ii) the Lender's security interest in any material portion of the Collateral or the priority of such security interest.

4.2.     Corporate Power of the Lender and Due Authorization.

         The Lender has the power and capacity to enter into and perform its obligations under the Loan Documents to which the Lender is a party and to carry out the transactions contemplated in the Loan Documents. Each of this Agreement and the Loan Documents to which the Lender is a party have been duly authorized, executed and delivered by the Lender and is a legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to exceptions as to applicable bankruptcy, insolvency and similar laws and the availability of equitable remedies.

4.3.     No Approvals.

         No consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Authority is required in connection with the execution and delivery by the Lender of this Agreement and the Loan Documents to which the Lender is a party or the performance by the Lender of its obligations hereunder and thereunder or the consummation by the Lender of the transactions contemplated herein and therein.

4.4.     No Contravention.

         The execution and delivery by the Lender of this Agreement and the Loan Documents to which the Lender is a party, the performance by the Lender of its obligations hereunder and thereunder and the compliance by the Lender with the other provisions hereof and thereof does not and will not contravene, breach or result in any default under its organizational documents or under any mortgage, indenture, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which the Lender is a party or by which the Lender is bound.

4.5.     Residence of the Lender.

         The Lender is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

4.6.     Purchase for Investment.

         The Lender represents that it is purchasing or exchanging the Notes for its own account, for one or more separate accounts maintained by the Lender or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of the Lender's or their property shall at all times be within the Lender's or their control. The Lender understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Loan Parties are not required to register the Notes.

4.7.     Existing Loans.

         The Lender, immediately prior to the exchange of the Existing Notes for the Notes pursuant to Section 2.1, was, the sole legal and beneficial owner of the Existing Loans, and has not assigned, charged, pledged or otherwise granted any right or claim to any of its rights, title and interests in and to the Existing Loans, to any Person. Upon consummation of the transactions contemplated by this Agreement, the Lender will surrender and exchange the Existing Loans to the Loan Parties free and clear of any Liens.

4.8.     Pending Proceedings.

         No proceedings are (i) pending against the Lender or (ii) to the best of the Lender's knowledge, threatened against the Lender before any relevant Governmental Authority that, in the aggregate, will materially and adversely affect (A) the Existing Loans or (B) any action taken or to be taken by the Lender under this Agreement.

4.9.     Brokers and Finders.

         No broker, finder or other entity acting under the Lender's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Loan Parties could be responsible.

5.        INFORMATION AS TO LOAN PARTIES.

5.1.      Financial Statements and Other Reports.

(a) The Issuer shall cause to be furnished to the Lender, as soon as available, and in any event within thirty (30) days after the end of each Fiscal Quarter (except the last) of each Fiscal Year of the Issuer, copies of the consolidated balance sheet each of (A) the Issuer and its Consolidated Subsidiaries and (B) the USEB Operating Assets (on a carve out basis) as of the end of such Fiscal Quarter, and statements of income, retained earnings and changes in cash flow of each of (x) the Issuer and its Consolidated Subsidiaries and (y) the USEB Operating Assets (on a carve out basis) for that Fiscal Quarter and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year in reasonable detail, and certified by the Senior Financial Officer of the Issuer as being true and correct and as having been prepared in accordance with U.S. GAAP, subject to year-end audit adjustments. Such financial statements for the USEB Operating Assets shall be accompanied by a narrative report from the Issuer's management, prepared in a form that complies with the requirements of Form 51-102F1 of National Instrument 51-102 - Continuous Disclosure Obligations ("Form 51-102F1") of the Canadian securities regulators. The Issuer shall use its commercially reasonable efforts to provide such supplemental information to the Lender that is reasonably required for the Lender to reconcile the quarterly statements with Canadian GAAP.

(b) The Issuer shall cause to be furnished to the Lender, as soon as available, and in any event no later than sixty (60) days after the end of each Fiscal Year of the Issuer:

(i) copies of the audited consolidated balance sheet of the Issuer and its Consolidated Subsidiaries and the USEB Operating Assets (on a carve-out basis) as of the end of such Fiscal Year and statements of income, retained earnings and changes in cash flow of the Issuer and its Consolidated Subsidiaries and the USEB Operating Assets for that Fiscal Year, setting forth in comparative form the respective figures as of the end of and for the previous Fiscal Year, to be prepared in accordance with U.S. GAAP consistently applied all in reasonable detail and certified by the Senior Financial Officer of the Issuer as being true and correct and as having been prepared in accordance with U.S. GAAP;

(ii) copies of unaudited statements of income, retained earnings and changes in cash flow for the USEB Operating Assets (on a carve-out basis) for that Fiscal Year, setting forth in comparative form the figures for such Fiscal Year in (A) the most recent Pro Forma Projections and (B) the annual Operating Budget, to be prepared in accordance with U.S. GAAP consistently applied all in reasonable detail and certified by the Senior Financial Officer of the Issuer as being true and correct and as having been prepared in accordance with U.S. GAAP; and

(iii) a narrative report, from the Issuer's management, on the financial results of each Fiscal Year of the USEB Operating Assets prepared in a form that complies with the requirements of Form 51-102F1. The Issuer shall use its commercially reasonable efforts to provide such supplemental information to the Lender that is reasonably required for the Lender to reconcile the consolidated financial statements with Canadian GAAP.

(c) The Issuer shall submit a copy of the annual Operating Budget prior to December 1 for each subsequent calendar year operating period. The Lender may, if necessary and after consultation with the Issuer, retain the Independent Engineer to review the Operating Budget as it relates to the maintenance of power generation equipment or technical-oriented operations. The Issuer will reimburse the Lender for up to $10,000 of annual costs incurred by the Lender in connection with the services provided by the Independent Engineer in such capacity.

(d) The Issuer shall submit a copy of the updated Pro Forma Projections, which shall include a prospective calculation of the Fixed Charge Coverage Ratio, prior to December 1 for each subsequent calendar year covering the period commencing on January 1 of such subsequent calendar year and extending for a period with respect to each Project for the shorter of fifteen years from the Closing Date or the projected remaining useful life of such Project prepared in good faith and based on reasonable assumptions.

(e) The Issuer shall provide to the Lender, (i) annually, all information that the Issuer, were it a reporting issuer under the Securities Act (Ontario), would be required to include in any annual information form or other report submitted to the Ontario Securities Commission and
          (ii) promptly after such occurrence, a report of any material change (as defined under the Securities Act (Ontario) in its affairs.

(f) The Issuer shall deliver or cause to be delivered copies of each of the following, if Material, promptly upon its becoming available: (i) any notice or claim by any Governmental Authority pertaining to any Loan Party or any Project, (ii) all regular and periodic reports pertaining to any Project filed by such Loan Party with any Governmental Authority or that the Lender may from time to time request, and (iii) copies of all notices, reports or other correspondence received or sent by such Loan Party under any Project Document or that the Lender may from time to time reasonably request. Each Loan Party shall deliver to the Lender, promptly upon their becoming available, all press releases and other written statements made available by such Loan Party to the public concerning developments in the business of such Loan Party.

(g) Each Loan Party shall cause to be furnished to the Lender as soon as available all such other reports, schedules or information, or excerpts therefrom, including, without limitation, engineering reports relating to the Projects or the ability of such Loan Party to perform its obligations hereunder and under the other Loan Documents as the Lender may reasonably request from time to time, if such have already been prepared by such Loan Party.

(h) In conjunction with the delivery of the financial statements set forth in this Section and otherwise promptly upon any Loan Party obtaining knowledge of any of the following events or conditions, such Loan Party shall deliver a certificate executed by a Responsible Officer specifying the nature and period of existence of any of the following conditions or events and what action such Loan Party has taken, is taking and proposes to take with respect to: (i) any Default or Event of Default, or any condition or event that constitutes a default or an event of default or a default under any agreement to which a Gasco is a party; (ii) any action, suit, proceeding, investigation, loss or arbitration affecting any Loan Party, Project or Collateral in excess of $250,000 in the aggregate or that has or could reasonably be expected to cause a Material Adverse Effect; (iii) any event or condition that has or could reasonably be expected to cause a Material Adverse Effect; or (iv) any damage, to the extent Material, to the Collateral or, to the Loan Party's Best Knowledge, any condemnation proceeding affecting any of the Collateral, or any legal challenge to any Applicable Permit.

(i) Each Loan Party shall deliver or cause to be delivered to the Lender copies, promptly upon becoming available, of all proposed material amendments to a Project Document to which such Loan Party is a party or that is related to a Project of such Loan Party.

(j) Each Loan Party shall promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, deliver to the Lender a written notice setting forth the nature thereof and the action, if any, that such Loan Party or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Loan Party or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by any Loan Party or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to cause a Material Adverse Effect.

(k) To the extent any Governmental Authority regulating the Lender or any Canadian stock exchange on which the Fund is listed requires the delivery of the Lender's financial statements in a time period that is shorter than the time period in effect on the date hereof, the Loan Parties shall use their commercially reasonable best efforts to provide the applicable financial statements that are required to be delivered hereunder to the Lender within any reasonable time period requested by the Lender that conforms to the changes in the applicable Law.

(l) Promptly upon any Loan Party's becoming aware of any Event of Default, the Issuer shall provide to the Lender, on behalf of such Loan Party, written notice thereof.

5.2.      Officers Certificate.

         Each set of reports and statements delivered pursuant to Sections 5.1(a) and (b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Issuer setting forth:

(a) Covenant Compliance. The information (including detailed calculations) required in order to establish whether the Loan Parties were in compliance with the requirements of Sections 8.2, 8.6, 8.8 and 8.25 during the Fiscal Quarter or Fiscal Year covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Loan Parties and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Loan Party or Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Loan Party shall have taken or proposes to take with respect thereto.

5.3. Inspection.

         Each Loan Party shall permit the representatives of the Lender:

(a) No Default. If no Default or Event of Default then exists, at the expense of the Lender and upon reasonable prior notice to the Issuer, to visit each Project and the principal executive office of each Loan Party, to verify the validity, amount or any other matter relating to any Collateral by mail, telephone or otherwise, inspect the Collateral, all books and records related thereto (and to make extracts from and copies of such books and records) and the premises upon which any of the Collateral is located, discuss the affairs, finances and accounts of the Loan Parties with the Loan Parties' Responsible Officers, and (with the consent of the Loan Parties, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Loan Parties, which consent will not be unreasonably withheld) to visit the other offices and properties of the Loan Parties and Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default. If a Default or Event of Default then exists, at the expense of the Loan Parties to visit and inspect each Project, any of the offices or properties of each Loan Party or any of its Subsidiaries, to verify the validity, amount or any other matter relating to any Collateral by mail, telephone or otherwise, inspect the Collateral, all books and records related thereto (and to make extracts from and copies of such books and records) and the premises upon which any of the Collateral is located, examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective Responsible Officers and independent public accountants (and by this provision the Loan Parties authorize said accountants to discuss the affairs, finances and accounts of the Loan Parties and their Subsidiaries), all at such times and as often as may be requested.

(c) Environmental Inspection and Testing. Without limiting the generality of the foregoing, to visit (at the Lender's sole expense) each Project and, based upon a reasonable belief that Hazardous Materials are present at a Project site, to conduct testing and remove any Hazardous Materials, and the costs of such testing and removal shall be payable by the Loan Parties and shall become part of the Obligations; provided, however, that the Loan Parties shall not be required to pay the costs of more than one testing for Hazardous Materials per Project in the same calendar year unless a Default or an Event of Default shall exist at the time of such testing or shall have arisen as a result of such testing.

5.4. Notices by Governmental Authority.

         Each Loan Party shall timely comply with and promptly furnish to the Lender true and complete copies of any notice or claim by any Governmental Authority, to the extent Material, pertaining to such Loan Party, any Project or any Collateral and any notice or order from the FERC or the ICC regarding any Project or any written notice from any Person that legal action may be or has been initiated challenging the eligibility of any of the Projects as a Qualifying Facility. Each Loan Party shall promptly notify the Lender of any eminent domain action or similar proceeding affecting any Project or any fire or other casualty resulting in more than $250,000 (or such lower amount for any Project, if Material) in damage affecting any Project.

6.        PAYMENT.

6.1.      Principal and Interest Payments.

(a) The Issuer agrees that the Principal Debt shall be due and payable in monthly installments as set forth on Schedule 6.1 for the applicable period on each Monthly Payment Date during the term hereof, commencing on April 30, 2004, and ending on the Maturity Date.

(b) The Issuer agrees to pay interest in respect of the unpaid principal amount of the Notes from the date advanced until the Notes are paid in full at a rate per annum equal to 11.00%. Such interest shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.

(c) The Issuer agrees that the accrued and unpaid interest on the Notes shall be payable monthly in arrears on each Monthly Payment Date and, in addition, upon any prepayment (on the amount prepaid), and at maturity (whether by acceleration or otherwise). If all or part of the amounts due to be paid on a Monthly Payment Date is not paid by the Issuer on the Monthly Payment Date, then such overdue amount shall bear interest at a rate per annum equal to the Default Rate to the extent permitted by applicable law.

(d) Payments of the Obligations shall be applied in the order and manner specified in this Agreement or in the other Loan Documents; provided, however, if no order is otherwise specified, then payments shall be applied first, to any past due payments on the Notes, second, to pay accrued and unpaid interest on the Notes, and third, to pay Principal Debt, and any partial payment shall be applied to the outstanding and unpaid principal installments on a pro rata basis between the Series A Notes and the Series B Notes and fourth to the remaining Obligations in the order and manner determined by the Loan Parties.

6.2.      Mandatory Prepayments.

(a) Unless otherwise agreed to by the Issuer and the Lender in writing, concurrently with the occurrence of the following events (collectively, the "Special Events"):

(i) The receipt by the Loan Parties or any Subsidiary thereof of any Net Cash Proceeds from any insurance claim made with regard to a casualty loss with respect to any Project;

(ii) The receipt by the Loan Parties or any Subsidiary thereof of Net Cash Proceeds of any condemnation, seizure or similar action with respect to any Project;

(iii) The receipt by the Loan Parties or any Subsidiary thereof of the Net Cash Proceeds from a Buyout; or

(iv) The receipt by the Loan Parties or any Subsidiary thereof of the Net Cash Proceeds of any sale of (A) any assets of the Loan Parties or any Subsidiary thereof (other than any assets sales that constitute a Buyout) or (B) any interest in any Project by the Issuer or any Subsidiary thereof,
                                       23

         the Issuer shall prepay the Notes, in the order and manner specified in
Section 6.6 and in accordance with Section 6.5, in an amount equal to 100% of the Net Cash Proceeds realized by the Loan Parties from such Special Event.

(b)       Notwithstanding anything to the contrary to this Agreement, this
          Section 6.2 shall not apply to:

(i) (A) any sales made in the Ordinary Course of Business, (B) dispositions of worn out or obsolete assets (the Net Cash Proceeds from which dispositions do not exceed $1,000,000 in the aggregate),
          (C) dispositions of Excluded Assets, (D) sales of Emissions Credit Proceeds or (E) any sales of Section 29 tax credits or allowances with respect to greenhouse gases,

(ii) any sales among or between any combination of wholly-owned Subsidiaries of any Loan Party and the Loan Parties,

(iii) any sale of assets with respect to which the Net Cash Proceeds from such Special Event received by the Loan Parties or the applicable Subsidiary of a Loan Party are less than or equal to $3,000,000 when aggregated with the Net Cash Proceeds from such Special Event received from all other assets sales excluded solely pursuant to this clause
          (ii) and occurring after the Closing Date,

(iv) insurance claims, condemnation claims or Buyouts with respect to which the Net Cash Proceeds from such Special Event received by the Loan Parties or the applicable Subsidiary since the Closing Date are less than or equal to $3,000,000 in the aggregate, or

(v) any insurance claim, condemnation claim, Buyout or sale of assets, if the Net Cash Proceeds from such Special Event are reinvested within 180 days in alternative energy, cogeneration or landfill-related business including, without limitation, restoration, repair, replacement, improvement or expansion of then existing Projects and, after giving effect to any reinvestment, at least 100% of the average Fixed Charge Coverage Ratio in the most recent Pro-Forma Projections is maintained through the remaining term of the Notes on a consolidated basis.

6.3.      Lender's Call

         The Notes shall be subject to mandatory prepayment in whole on each Anniversary Date during the period commencing with the tenth Anniversary Date and ending on the fourteenth Anniversary Date (a "Prepayment Anniversary Date"), if the Lender delivers a notice of demand for prepayment to the Loan Parties not more than 360 days and not less than 180 days prior to such Prepayment Anniversary Date. If the Lender exercises its right to require prepayment under this Section, the Issuer shall have the right, but not the obligation, to deliver a notice to the Lender, not less than 30 days prior to the applicable Prepayment Anniversary Date, stating that, in lieu of making the prepayment under this Section, the Issuer or its designee shall purchase all of the Notes and Lender's rights under the Loan Documents on the applicable Prepayment Anniversary Date for a cash purchase price equal to the amount that would have been due to the Lender if the Notes had been prepaid on the Prepayment Anniversary Date in accordance with this Section plus any incremental costs (including, without limitation, taxes) incurred by the Lender arising from the assignment in excess of the costs that would have been incurred in connection with the mandatory prepayment. On or before the applicable Prepayment Anniversary Date, the parties to such purchase transaction shall execute an Assignment Agreement substantially in the form of Exhibit D.

6.4.     Optional Prepayments.

         Each of the Notes shall be subject to optional prepayment by the Issuer, in whole or in part, (i) from the Closing Date through the Maturity Date in connection with a transaction involving a Change of Control of the Issuer and/or Change of Control of substantially all of the Guarantors, or (ii) commencing on the fifth Anniversary Date through the Maturity Date.

6.5. Application of Prepayments.

(a) Any prepayments made by the Issuer with the Net Cash Proceeds from a Special Event described in Section 6.2(a)(i) or (ii), pursuant to a Special Event described in Section 6.2(a)(iii) that results from a Buyout pursuant to the exercise by any counterparty to any Power Purchase Agreement or landfill gas owner site lease of such counterparty's right under such agreement to terminate such agreement while the applicable Loan Party is not in default under such agreement, or pursuant to a Lender's call under Section 6.3 shall be applied, first, to any past due payments on the applicable Notes, second, to pay accrued and unpaid interest on the applicable Notes, and third, to prepay the Principal Debt on the applicable Notes, and any partial prepayment shall be applied to the outstanding and unpaid principal installments on a pro rata basis between the Series A Notes and the Series B Notes.

(b) Any prepayments made by the Issuer with the Net Cash Proceeds from a Special Event described in Section 6.2(a)(iii) that results from the voluntary action of any Loan Party or a Buyout pursuant to the exercise by any counterparty to any Power Purchase Agreement or landfill gas owner site lease of such counterparty's right under such agreement to terminate such agreement while the applicable Loan Party is in default under such agreement, or as provided in Section 6.2(a)(iv) or 6.4, shall be applied, first, to pay any past due payments on the Notes, second, to pay accrued and unpaid interest on the Notes, and third, to prepay the Principal Debt on the Notes, together with the Make Whole Amount, and any partial prepayment shall be applied to the outstanding and unpaid principal installments in the inverse order of their maturities on a pro rata basis between the Series A Notes and the Series B Notes.

(c) Any partial prepayments of the Notes shall be in an amount equal to $100,000 (or, if less, the unpaid Principal Debt of such Notes) or a greater integral multiple of $100,000.

(d) The Loan Parties and the Lender acknowledge that the Make Whole Amount is
(i) intended to compensate the Lender for the amount of the Lender's actual damages or loss, which would be difficult to calculate at the time of prepayment, and (ii) the Make Whole Amount is a reasonable approximation of damages or losses that will be suffered by the Lender in the event of a prepayment and are stipulated by both parties in the interest of avoiding litigation at the time of prepayment.

6.6. Notice of Prepayment.

         The Issuer will give to the Lender written notice of any prepayment of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the section of this Agreement under which the prepayment is to be made, (iii) the Series of Notes that are to be prepaid, and (iv) the amount of principal, interest, and premium with respect to the Notes to be prepaid on such date. In addition, for prepayments to be made pursuant to Section 6.2, such notice shall include the projected Fixed Charge Coverage Ratio after giving effect to the transactions contemplated thereby, which projection must be reasonably acceptable to the Lender. Two Business Days prior to such prepayment, the Issuer shall deliver to the Lender a notice specifying the calculation of such projected Fixed Charge Coverage Ratio (which must also be reasonably acceptable to the Lender), as of the specified prepayment date. Any such notice of prepayment will be irrevocable.

6.7.     Maturity; Surrender, etc.

         In the case of each prepayment of Notes pursuant to this Article, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date or the applicable premium, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest or premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. No Note shall be issued in lieu of any prepaid principal amount of any Note.

6.8.     Purchase of Notes.

         The Issuer will not, and will not permit any Affiliate, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Issuer will promptly cancel all Notes that it or any of its Affiliates acquire pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

7.       AFFIRMATIVE COVENANTS.

         Each Loan Party covenants that so long as any of the Notes are outstanding:

7.1.     Maintenance of Existence and Rights; Continuation of Business.

         Such Loan Party and each of its Subsidiaries shall preserve and maintain its existence as a corporation, limited partnership or limited liability company, as applicable (under state law and for federal income tax purposes), and, to the extent Material, maintain its rights, permits, franchises and privileges under the laws of its jurisdiction of organization.

7.2.     Compliance with Governmental Requirements.

         Such Loan Party shall comply with all Governmental Requirements relating to such Loan Party and any Collateral pledged by such Loan Party and, to the extent of any capacity of such Loan Party with respect thereto, each Project, including without limitation all Environmental Laws, and will obtain and maintain in effect all approvals of any Governmental Authority necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such approvals of any Governmental Authority could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

7.3.     Maintenance and Operation of the Projects.

         Such Loan Party will acquire, develop, operate and construct the applicable Projects and the related transmission facilities in material conformity with all Project Documents (including any manufacturer's warranties), Prudent Engineering and Operating Practices, prudent construction practices, and all approvals of any Governmental Authority. Such Loan Party will maintain and preserve the applicable Projects and the related transmission facilities in good working order and condition (including without limitation, inventories, spare parts and system redundancies), ordinary wear and tear excepted. Such Loan Party will not effect any alterations to the applicable Projects or any related transmission facilities that adversely affect their value, operation or useful life in a materially adverse manner without the prior consent of the Lender.

7.4. Insurance.

(a) Such Loan Party shall maintain, or cause to be maintained, the insurance coverage described in Schedule 7.4 and shall be responsible for the insurance-related requirements specified therein.

(b) Such Loan Party shall take all necessary action within its power to ensure that such Loan Party maintains at all times all insurance policies as required under the Project Documents to which it is a party.

7.5. Payment of Taxes, Fees and Claims.

         Except as set forth below in this Section, such Loan Party and each of its Subsidiaries shall pay or cause to be paid in a timely manner when due all taxes, assessments, fees, claims and other charges incurred and payable by it. Notwithstanding the preceding sentence, such Loan Party and each of its Subsidiaries may contest any taxes or assessments levied by any Governmental Authority and, so long as such contest is being diligently pursued by appropriate proceedings and does not cause a Material Adverse Effect or constitute a default under or breach of any of the Project Documents, such contest on the part of such Loan Party or Subsidiary shall not be an Event of Default; provided, however, that during the pendency of any such contest involving a disputed amount in excess of $100,000 with respect to such Loan Party or Subsidiary, any applicable Project or any of its Collateral, such Loan Party or Subsidiary shall furnish to the Lender an indemnity bond satisfactory to the Lender or other security acceptable to the Lender in an amount equal to any unpaid amount being contested plus a reasonable additional sum to cover possible costs, interest and penalties, or should such contest not involve a liquidated amount, in an amount reasonably acceptable to the Lender; provided that such Loan Party and each Subsidiary shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest and penalties thereon, before such becomes a Lien (other than Permitted Lien) on any

Project or any Collateral. Such Loan Party shall pay when due all costs and expenses required to be paid by this Agreement, including, without limitation, all fees for filing or recording any Loan Documents including, without limitation, all taxes (except Excluded Taxes) and filing fees in connection with the execution, delivery or recordation of any Lien and the execution, issuance and delivery of the Loan Documents and the Notes.

7.6.     Pension Plans.

         If such Loan Party or any of its Subsidiaries has in effect, or hereafter institutes, any Pension Plan, then the following warranty and covenants shall be applicable during the period any such Pension Plan shall be in effect: (i) such Loan Party hereby warrants on behalf of itself and/or its Subsidiaries, as applicable, that no fact that might constitute grounds for the involuntary termination of the Pension Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Pension Plan, exists on the Closing Date; (ii) such Loan Party hereby covenants on behalf of itself and/or its Subsidiaries, as applicable, that throughout the existence of such Pension Plan, such Loan Party's or Subsidiaries' contributions under the Pension Plan will meet the minimum funding standards required by ERISA and such Loan Party or Subsidiaries will not institute a distress termination of the Pension Plan; and (iii) such Loan Party covenants on behalf of itself and/or its Subsidiaries, as applicable, that it will send to the Lender a copy of any notice of a Reportable Event required by ERISA to be filed with the Department of Labor or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

7.7.     Enforcement of Rights.

         Such Loan Party and each of its Subsidiaries shall use commercially reasonable efforts to enforce any rights it has against any third party including, without limitation, any rights the failure of which to enforce could reasonably be expected to cause a Material Adverse Effect. To the extent that any other Person has a right to enforce any rights against any third party as to which the failure to enforce such rights could cause a Material Adverse Effect, such Loan Party or Subsidiary shall use all commercially reasonable efforts to cause such Person to enforce such rights.

7.8.     Maintenance of Records.

         Such Loan Party and each of its Subsidiaries will keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Loan Party, the assets and business of such Loan Party or Subsidiary, and all costs and expenses incurred by such Loan Party or Subsidiary, in accordance with U.S. GAAP and will maintain all records required with respect to compliance with Governmental Requirements.

7.9.     Intellectual Property.

         Except where a failure to do so would not cause a Material Adverse Effect, such Loan Party and each of its Subsidiaries will obtain and maintain all licenses, permits, franchises, authorizations, Intellectual Property, or other proprietary rights and technology or rights thereto, that are necessary in connection with the construction, operation and maintenance of the Projects and/or the ownership or leasing of its properties and the conduct of its business as now conducted or as presently proposed to be conducted.

7.10.    Use of Proceeds.

         Such Loan Party will use the cash proceeds from the Advance solely for the purposes expressly set forth in Section 3.15.

7.11.    Property Rights.

         Such Loan Party and each of its Subsidiaries will maintain good and valid title in and to all of its real property, including the land, easements, leases, licenses and other rights constituting the Project Land, and good and valid rights to all its other property, subject only to Permitted Liens.

7.12. Indemnification.

(a) Such Loan Party hereby indemnifies and holds harmless the Lender and its directors, officers, employees, Affiliates, agents, successors and assigns from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, fees and disbursements of counsel, amounts paid in settlement and court costs) which may be incurred by or asserted against any such indemnified Person in connection with or arising out of or in any way relating to or resulting from (i) any violation of any Environmental Laws or from any Environmental Claim in connection with the Notes, the transactions contemplated by the Loan Documents, any Loan Party or any of the Project Land and (ii) for any violation of any confidentiality provision of any Project Document, and each Loan Party hereby agrees to reimburse each such indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any action or proceeding out of which any such losses, claims, damages, liabilities or expenses may arise. Notwithstanding anything herein to the contrary, no Loan Party shall be liable or responsible for losses, claims, damages, costs and expenses incurred by any indemnified Person that a court of competent jurisdiction has found resulted primarily from such person's own bad faith, negligence or willful misconduct. If for any reason the indemnification provided for herein is unavailable to any Person or insufficient to hold it harmless as and to the extent contemplated hereby, each Loan Party hereby agrees to contribute to the amount paid or payable by such Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by such Loan Party, on the one hand, and such indemnified Person, on the other hand, and also the respective fault of such Loan Party, on the one hand, and such indemnified Person, on the other hand, as the case may be, as well as any other relevant equitable considerations.

(b) Notwithstanding anything to the contrary herein, the indemnity provided above is intended to survive the payment or transfer of the Notes, the termination of this Agreement, and the reconveyance, foreclosure or release of the Collateral to the Loan Parties with respect to any and all claims, obligations, liabilities, losses, damages, penalties, actions, suits, costs and expenses (including attorneys' fees) of whatever kind and nature, whether or not well-founded, meritorious or unmeritorious, demanded, asserted or claimed against any indemnified Person by third parties; provided, however, that to the extent such indemnity survives such reconveyance, foreclosure or release, the obligations thereunder shall be unsecured, and provided, further that no Loan

Party shall be required to indemnify against or hold any indemnified Person harmless from any claim, obligation, liability, loss, damage, penalty, action, suit, cost or expense to the extent caused from the bad faith, negligence or willful misconduct of such indemnified Person.

7.13. Illinois Reimbursement Obligations.

         If required by law, such Loan Party will file a proposed schedule for payment of the Illinois Reimbursement Obligations for each Illinois Project in which such Loan Party has an ownership interest, which proposed schedule will be approved by the Lender, at such a time as to make it reasonably likely that the ICC will issue its approval of such schedule at least one year prior to the time when the first payment of the Illinois Reimbursement Obligations for such Illinois Project will come due.

7.14.    Environmental Matters.

         At its sole cost and expense, such Loan Party shall comply with and shall cause all other occupants of the Project Land (including the Gascos), to the extent that such other occupants are under its control, to comply with all Environmental Laws now in effect or hereafter enacted with respect to the Release, generation, removal, transportation, storage and handling of Hazardous Materials. Such Loan Party shall promptly notify the Lender if any Responsible Officer of such Loan Party shall become aware of the release of any Hazardous Materials on or near any Project Land in violation of any Environmental Law and/or if any Responsible Officer of such Loan Party shall become aware that any act or omission of such Loan Party could reasonably be expected to give rise to a claim that any Project Land is in violation of any Environmental Laws, which claim, if enforced by a court of competent jurisdiction, would have a Material Adverse Effect, and/or if any Responsible Officer of such Loan Party shall become aware of any condition on or near the Project Land that could reasonably be expected to have been caused by such Loan Party that shall pose a threat to the health, safety or welfare of humans. To the extent required by contractual arrangements with the lessor or the owners and operators of landfills, such Loan Party shall promptly remove all Hazardous Materials that violate any Environmental Law from any Project Land under its control, such removal and the ultimate disposal of such Hazardous Materials to be performed in accordance with all applicable federal, state and local laws, statutes, rules and regulations. Such Loan Party shall pay immediately when due the cost of removal of any Hazardous Materials and shall keep the Project Land under its control free of any lien imposed pursuant to any Environmental Laws now in effect or hereinafter enacted.

7.15.    Distributions.

         Each Subsidiary of such Loan Party shall make Distributions to its owners (by way of legally authorized and declared dividends or distributions, as applicable) or its members, from Net Distributable Cash Flow or Net Cash Proceeds whenever such Net Distributable Cash Flow or Net Cash Proceeds is received by or available to such Subsidiary, after all required payments of expenses of such Subsidiary, except to the extent such Distributions are otherwise prohibited by any applicable laws or any Project Document to which such Subsidiary may be a party.

7.16.    Deposits.

         Such Loan Party and each of its Subsidiaries shall make all deposits into its applicable Debt Service Reserve Account and ICC Account as required under Sections 4.02(a) and (b) of the applicable Amended Security Agreement.

7.17.    Foreign Exchange Hedging Agreements.

         The Issuer will enter into foreign exchange hedging arrangements, the notional amount of which arrangements, (i) until at least the third Anniversary Date, shall be equal to 100% of the scheduled monthly Debt Service payments, and
(ii) after the third Anniversary Date, shall be equal to at least 75% of the scheduled monthly Debt Service payments.

8.       NEGATIVE COVENANTS.

         Each Loan Party covenants that so long as any of the Notes are outstanding:

8.1.     Business Activities.

         Such Loan Party will not engage in any business activity other than the business described for it in Section 3.29 and business activities reasonably incidental thereto.

8.2.     Indebtedness.

         Neither any Loan Party nor any of its Subsidiaries will create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Indebtedness in respect of the Notes, the Loan Documents and other Obligations;

(b) Indebtedness listed on Schedule 3.16(a), including the Subordinated Indebtedness, and any refinancings or renewals thereof if (i) the principal amount of the refinanced or renewed Indebtedness does not exceed the outstanding principal amount of the Indebtedness being so refinanced or renewed (the "Original Indebtedness") immediately prior to the consummation of such refinancing or renewal, as the case may be, (ii) such refinanced or renewed Indebtedness is secured by not more than the same collateral with not more than the same rights with respect thereto and remains subject to an agreement continuing such subordination, (iii) the Fixed Charge Coverage Ratio on a consolidated Pro Forma basis will, based on reasonable assumptions and giving effect to the incurrence of such Indebtedness, comply with the Fixed Charge Coverage Ratio covenant set forth in Section 8.25, as at the end of each Fiscal Quarter during the remaining term of the Notes, which certificate has been approved by the Lender in its reasonable discretion (and adjusted to include Development Projects); (iv) the average life to maturity of the refinanced or renewed Indebtedness is at least equal to the average life to maturity of the Original Indebtedness, where the term "average life to maturity" shall refer to the weighted-average time to the return of principal; and (v) the Lender does not exercise its right of first offer respecting such Indebtedness set forth in
Section 4 of the Improvement Agreement.

(c) non-interest bearing trade accounts payable and accrued obligations incurred in the Ordinary Course of Business;

(d) Indebtedness with respect to Excluded Assets of the Issuer, if non-recourse as to all Loan Parties;

(e) Illinois Reimbursement Obligations;

(f) any Indebtedness permitted under the Improvement Agreement;

(g) any purchase money debt and capital lease obligations in an aggregate principal amount for all such Indebtedness incurred not to exceed $2,000,000 outstanding at any one time; and

(h) any Indebtedness not otherwise permitted hereunder, if (i) no Default or Event of Default exists on the date such Indebtedness is to be incurred, (ii) such Loan Party or Subsidiary has provided the Lender with a certificate of a Senior Financial Officer of the Issuer certifying that (A) the Fixed Charge Coverage Ratio of the USEB Operating Assets, on a carve-out pro forma basis, based on reasonable assumptions and giving effect to the incurrence of such Indebtedness; complies with the Fixed Charge Coverage Ratio covenant set forth in Section 8.25 as at the end of each Fiscal Quarter during the remaining term of the Notes, which certificate has been approved by the Lender in its reasonable discretion, (and adjusted to include Development Projects), (iii) such Indebtedness is either (x) non-recourse as to all Loan Parties and Subsidiaries or (y) subordinated in right of payment and lien as to the Indebtedness in respect of the Notes and other Obligations in accordance with a subordination agreement in form and content satisfactory to the Lender in its reasonable discretion, and (iv) the Lender does not exercise its right of first offer respecting such Indebtedness set forth in Section 4 of the Improvement Agreement.

8.3. Liens.

         Such Loan Party will not create, incur, assume, suffer to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon any of its property, revenues, assets, (including the ownership interests in any Subsidiary held by such Loan Party) whether now owned or hereafter acquired, except Permitted Liens.

8.4.     Investments.


         Such Loan Party will not make, incur, assume or suffer to exist any Investment, except:

(a) Investments existing on the Closing Date and identified in Schedule 8.4;

(b) any evidence of Indebtedness, maturing not more than one year after the date of acquisition thereof by a Loan Party or any Subsidiary of any Loan Party, issued or guaranteed by the United States Government;

(c) commercial paper, maturing not more than nine months from the date of acquisition thereof by a Loan Party or any of its Subsidiaries and rated at least A2 by Standard & Poor's Corporation or P2 by Moody's Investors Service, Inc., which is issued by a corporation (other than an Affiliate of any Loan Party) organized under the laws of any state of the United States or of the District of Columbia; or

(d) any certificate of deposit, time deposit, eurodollar deposit, overnight bank deposit or bankers acceptance, maturing not more than one year after the date of acquisition thereof by a Loan Party or any of its Subsidiaries, which is issued by a commercial banking institution (i) that is a member of the Federal Reserve System (ii) that has a combined capital and surplus and undivided profits of not less than $1,000,000,000, (iii) the short-term obligations of which are rated at least A2 by Standard & Poor's Corporation or P2 by Moody's Investors Service, Inc., and (iv) that is insured by the Federal Deposit Insurance Corporation;

(e) without duplication, Investments permitted under the Amended Security Agreement to which such Loan Party is a party, including without limitation investments respecting the Debt Service Reserve Account, the Construction Reserve Account and such Loan Party's ICC Account (if applicable);

(f) Investments by such Loan Party paid to another Loan Party with amounts received by such Loan Party from outside sources;

(g) the AJG IEGP Loan Transaction;

(h) Investments permitted by the Improvement Agreement;

(i) Investments in Persons engaged in the lines of business described in Section 3.29, without taking into account reinvestments of insurance, condemnation or termination proceeds contemplated by Section 6.2; and

(j) Investments that are not otherwise permitted hereunder and that in the aggregate do not exceed $3,000,000 at any time during the term of the Notes.

8.5. Acquisitions.

         Neither such Loan Party nor any of its Subsidiaries shall engage in the acquisition of the assets or the ownership interests of any Person other than
(i) acquisition of the assets or ownership interests of another Loan Party or Subsidiary of a Loan Party, (ii) acquisitions that do not exceed $3,000,000 on a cumulative aggregate basis or (iii) acquisitions approved by the Lender, such approval not to be unreasonably withheld.

8.6.      Restricted Payments.

(a) The Issuer covenants that, it shall not (i) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock or in respect of the Convertible Royalty Interest (now or hereafter outstanding), or on any warrants, options or other rights with respect to any shares of any class of capital stock or in respect of the Convertible

Royalty Interest, or (ii) apply any funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) or the Convertible Royalty Interest (collectively "Restricted Payments") unless (A) no Default or Event of Default exists on the date of such Restricted Payment, and
(B) each Loan Party has deposited its relevant Debt Service Reserve Minimum Amount and Illinois Reimbursement Minimum Amount, as required by Sections 4.02
(a) and (b) of each Amended Security Agreement, as of the date of such Restricted Payment. Notwithstanding anything in this Agreement to the contrary, if the conditions set forth in (A) and (B) of the foregoing sentence have been fulfilled, then to the extent that the Issuer receives proceeds from a Special Event described in Section 6.2(b), the Issuer may declare, pay or make any dividend or distribution (in cash property or obligations) on shares of any class of capital stock or in respect of the Convertible Royalty Interest if, after giving effect to the removal of the cash flow of the assets subject to such Special Event, the Fixed Charge Coverage Ratio is at least 1.5:1.00.

(b) The Issuer covenants that, if an Event of Default shall have occurred and be continuing, it shall make no payments with respect to any Subordinated Indebtedness.

(c) Notwithstanding the foregoing, this Section shall not be deemed to supersede the payment provisions of Article IV of any Amended Security Agreement.

8.7.      Consolidation; Merger and Change of Control.

(a) Other than as set forth in Section 8.5 or paragraphs (i) and (ii) below, neither such Loan Party nor any of its Subsidiaries shall liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other corporation, or purchase, acquire all or any substantial part of the assets or stock of any Person or otherwise permit a Change of Control respecting such Loan Party or Subsidiary without the prior written consent of the Lender, which consent shall not unreasonably be withheld; provided, however:

(i) any Loan Party may consolidate or amalgamate with, merge into or with, acquire the assets or stock of, or engage in a Change of Control involving, solely another Loan Party or Loan Parties, provided, however, that in any such consolidation, amalgamation or merger involving the Issuer, the Issuer shall be the surviving entity; and

(ii) any Change of Control transaction involving solely the Issuer and its shareholders at the Closing Date (or wholly owned subsidiaries of such shareholders or Persons that own 100% of the ownership interests of such shareholders) shall be permitted without the consent of the Lender.

8.8.      Asset Dispositions.

         Neither such Loan Party nor any of its Subsidiaries will sell, transfer, lease, contribute or otherwise convey or dispose of, all or any part of its assets (including accounts receivable and capital stock of such Loan Party's Subsidiaries) to any Person unless:

(a) if such sale, transfer, lease, contribution, conveyance or disposition of assets is voluntarily made by such Loan Party and constitutes a Special Event described in Section 6.2, (x) the mandatory prepayment requirements of Section 6.2(a) are fulfilled (y) the cash proceeds of such Special Event constitute at least 75% of the proceeds of such Special Event and (z) the proceeds of such Special Event equal the fair market value of the subject assets;

(b) such sale, transfer, lease, contribution, conveyance or disposition of assets constitutes an event described in Section 6.2(b);

(c) such sale, transfer, lease, contribution, conveyance or disposition of assets is made in connection with (i) licensing of Intellectual Property in the Ordinary Course of Business or (ii) leases or subleases of real property not materially interfering with the conduct of business of such Loan Party or Subsidiary;

(d) such sale, transfer, lease, contribution, conveyance or disposition of assets is made with respect to issued and outstanding shares of common stock or partnership or membership interests in such Loan Party or any of its Subsidiaries and such sale does not constitute a Change in Control;

(e) such sale, transfer, lease, contribution, conveyance or disposition of assets is entered into in connection with the replacement of engines at the Morris Project and the Countryside Project; or

(f) the Net Cash Proceeds of such sale, transfer, lease, contribution, conveyance or disposition of assets (not otherwise permitted under this Section), when calculated on a cumulative, aggregate basis, do not exceed $3,000,000 in value.

8.9. Modification of Certain Agreements.

         Neither such Loan Party nor any of its Subsidiaries will:

(a) consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Organic Document or Project Document of such Loan Party or any of its Subsidiaries, which (i) violates the terms of this Agreement or any other Operative Document, (ii) may reasonably be expected to materially adversely effect the rights, interests or privileges of the Lender or its ability to realize upon, enforce the terms of or assign any such Organic Document or Project Document or (iii) results in the imposition or expansion in any material respect of any restriction or burden on the Loan Parties or any Subsidiary. Such Loan Party and each such Subsidiary will, prior to entering into any amendment, addition or other modification of any of such Organic Document or Project Document, deliver to the Lender reasonably in advance of the execution thereof, any final or execution copy of amendments, supplements, additions or other modifications to such documents, and agrees not to take any such action with respect to any such documents, in contravention of the terms hereof;

(b) enter into any amendment, waiver or release with respect to, terminate, or fail to take any commercially reasonable action to enforce, any Project Document to which such Loan Party is a party unless (i) such new Project Document, amendment, waiver, release, termination or failure to act would not cause a Material Adverse Effect or (ii) such termination by a Third Party is permitted under the terms of such contract. The Issuer shall make any prepayments required under Section 6.2 in connection with any termination permitted under this Section.

8.10. Transactions with Affiliates.

         No Loan Party or Subsidiary shall enter into any transaction, including, without limitation, the purchase, sale, transfer, lease or exchange of property or the rendering or purchase of any service to or from any Affiliate of any Loan Party or Subsidiary (for the purposes of this Section 8.10 only, including the Excluded Assets), except in the ordinary course of, and pursuant to the reasonable requirements of, such Loan Party's or Subsidiary's business and on reasonable terms substantially equivalent to terms available in a comparable arm's-length transaction with an unaffiliated Person; provided, however, that Loan Parties and Subsidiaries may enter into non arm's-length transactions with other Loan Parties and with their own Subsidiaries. This Section shall not be construed to prohibit, impair or affect any contract or investment in effect on the Closing Date or otherwise permitted by this Agreement including, without limitation, the contracts and instruments set forth on Schedule 8.10 or renewal or replacement thereof or to limit the right of any Loan Party to enter into operation and maintenance contracts with any other Loan Party, in each case, on terms and conditions substantially comparable to those contained in contracts existing on the Closing Date and provided to the Lender and otherwise in accordance with this Agreement.

8.11.    Negative Pledges, Restrictive Agreements.

         Neither such Loan Party nor any of its Subsidiaries will enter into any agreement (excluding any Loan Document as in effect on the date hereof) prohibiting:

(a) the ability of any Loan Party to amend or otherwise modify any Loan Document (except as pursuant to (i) that certain Acknowledgement and Consent, dated as of the date hereof, made by the Issuer in favor of the Eligible Fund Lender and
(ii) that certain Acknowledgement and Consent, dated as of the date hereof, by the Lender and the Loan Parties in favor of the Eligible Fund Lender); or

(b) the ability of any Subsidiary to make any payments, directly or indirectly, to any Loan Party by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement that restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to any Loan Party.

8.12. Accounting Changes.


         Neither such Loan Party nor any of its Subsidiaries shall change its Fiscal Year without the prior consent of the Lender. Neither such Loan Party nor any of its Subsidiaries shall make or permit any change in accounting policies or reporting practices except as required or permitted by U.S. GAAP or, if not permitted by U.S. GAAP, with the prior consent of the Lender.

8.13.    Limitation on Sale and Leaseback Transactions.


         Neither such Loan Party nor any of its Subsidiaries will enter into any arrangement with any Person whereby in a substantially contemporaneous transaction such Loan Party or Subsidiary sells all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

8.14.    ERISA.

         Neither such Loan Party nor any of its ERISA Affiliates shall:

(a) engage in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code; or

(b) terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action that could result in a material liability of any Loan Party or Subsidiary or any ERISA Affiliate to the PBGC.

8.15. Changes to Subordinated Debt.

         Neither such Loan Party nor any of its Subsidiaries shall, without the prior written consent of the Lender, amend or modify (whether by waiver or otherwise), any agreement or instrument related to any Subordinated Indebtedness so as to increase the rate of interest payable with respect to such Subordinated Indebtedness or that otherwise has a Material Adverse Effect, provided, however, that such Loan Party may prepay any principal of or interest on such Subordinated Indebtedness as set forth in Section 8.17.

8.16.    Loan Documents.

         Neither such Loan Party nor any of its Subsidiaries shall take or, to the extent of such Loan Party's or Subsidiary's power, permit any other Person to take, any action (or omit to take any action) which would be in violation of the arrangements provided in the Loan Documents.

8.17.    Prepayment of Subordinated Debt.

         Such Loan Party shall not be permitted to prepay optionally any Subordinated Indebtedness other than from (i) the proceeds of sales of any common stock or preferred stock of the Issuer that is otherwise permitted hereunder (provided that the terms of any such preferred stock shall be reasonably acceptable to the Lender) or (ii) the proceeds of the issuance of Indebtedness of the Issuer issued to refinance Subordinated Indebtedness (provided that (A) the holder of such Indebtedness shall have become a party to the Subordination Agreement on or prior to the date of issuance of such Indebtedness on substantially the same terms as its predecessor is bound or on such other terms as are satisfactory to the Lender in its sole discretion, (B) the principal amount of such Indebtedness shall not exceed the outstanding principal amount of the Subordinated Indebtedness being so refinanced immediately prior to the date of issuance of such Indebtedness, and (C) the maturity date and the weighted average life to maturity of such Indebtedness shall not be less than the maturity date and weighted average life to maturity of the Subordinated Indebtedness being so refinanced immediately prior to the date of issuance of such Indebtedness).

8.18.    Indebtedness of Others.

         Neither such Loan Party nor any of its Subsidiaries will purchase, repurchase or otherwise acquire any Indebtedness of other Persons other than in connection with the AJG IEGP Loan Transaction.

8.19. Qualifying Facility; Regulation.

(a) Such Loan Party shall not take any action or fail to take any action that would cause any of the Projects (other than the Cape May Project, the SPSA II (Transo) Project or the Tucson Project) to fail to be a "qualifying facility" within the meaning of PURPA or Title 18, Code of Federal Regulations, Part 292, Subpart B or that would cause any of the Illinois Projects to fail to be a "qualified solid waste energy facility" under Section 8-403.1 of the Illinois Revised Statutes and the rules thereunder, to the extent that such statutes and rules are applicable to the Projects.

(b) Such Loan Party will not take any action (or omit to take any action that it has the authority to take) which could reasonably be expected to result in the representation in Section 3.18 becoming untrue as a result of such action or omission.

8.20. Use of Proceeds.

         Such Loan Party shall not apply the cash proceeds of the sale or exchange of the Notes other than as provided in Schedule 3.15 or apply any part of such proceeds directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of buying or carrying any margin security within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, for the purpose of reducing or retiring any indebtedness originally incurred for such purpose, or for any purpose that violates or is inconsistent with the provisions of said Regulations T, U and X.

8.21. New Subsidiaries; Transfers of Interests.

(a) Neither such Loan Party nor any of its Subsidiaries shall create or suffer to exist any Subsidiary not in existence on the Closing Date, except for any Subsidiary that relates solely to the Excluded Assets or the Improvement Agreement, without the prior consent of the Lender.

(b) Neither such Loan Party nor any of its Subsidiaries shall sell, transfer, lease, contribute or otherwise convey or dispose of all or any part of any ownership interest it may have in another Loan Party without the prior consent of the Lender, except in accordance with Section 8.7 and 8.8.

8.22. Line of Business.

         Neither such Loan Party nor any of its Subsidiaries shall cease or change its line of business as set forth in Section 3.29 without the consent of the Lender, which, in the case of cessations of a line of business, shall not be unreasonably withheld.
                                       38

8.23.    Purchase Option.

         Such Loan Party will not exercise any purchase or lease option or right to acquire additional assets (other than in the Ordinary Course of Business) under any Project Document or otherwise without first obtaining the consent of the Lender except for the acquisition of assets relating to the Development Projects, Repowering Projects (as defined in the Improvement Agreement), or Gascos or as otherwise expressly permitted under the Loan Documents; provided that the foregoing restriction shall not apply to the exercise by Resources of its option to purchase an interest in IEGP and IEGP II from AJG.

8.24.    Settlements.

         Neither such Loan Party nor any of its Subsidiaries shall enter into, or consent to, one or more settlement agreements or arrangements with respect to any litigation, dispute or regulatory proceeding involving any Loan Party or Subsidiary, if such agreement or agreements hold such Loan Party or any Subsidiary liable for an amount in excess of $2,000,000 (or an amount in excess of $5,000,000, when aggregated with the liability of any Loan Party or any Subsidiary under any other settlement agreements or arrangements occurring after the Closing Date).

8.25.    Fixed Charge Coverage Ratio.

         The Issuer will not permit the Fixed Charge Coverage Ratio to be less than (i) 1.10:1 as at the end of any Fiscal Quarter ending on or after June 30, 2004 but on or prior to December 31, 2004, (ii) 1.15:1 as at the end of any Fiscal Quarter ending on or after March 31, 2005 but on or prior to December 31, 2005, and (iii) 1.25:1 as at the end of any Fiscal Quarter ending on or after March 31, 2006. The Fixed Charge Coverage Ratio will be tested as at the last day of each full Fiscal Quarter during which any of the Notes are outstanding.

8.26.    Speculative Transactions.

         No Loan Party will enter into any Swap Agreement or derivative transaction of any kind for speculative purposes; provided, however, that nothing in this Article VIII shall be construed as prohibiting the transactions required by Section 7.17.

9.        GUARANTY.

9.1.      Guaranty.

(a) In consideration of the indirect benefit received from the Advance and for other good and valuable consideration, each Guarantor hereby absolutely and irrevocably guarantees to the Lender and its successors, endorsees, transferees and assigns the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of (i) the Notes and the other Obligations, including (A) all principal of and interest (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not such interest constitutes an allowable claim) on any Note issued pursuant to this Agreement and (B) all other amounts payable and all obligations to be performed by the Issuer under this Agreement or any other Loan Document and (ii) any renewals or extensions of any of the foregoing (collectively, the "Guaranteed Obligations").
                                     39


(b) Each Guarantor agrees that this is a guaranty of payment and performance and not of collection, and that its obligations hereunder shall be absolute, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Notes, this Agreement or any other Loan Document or any other agreement, document or instrument to which any Loan Party is or are or may become a party;

(ii) the absence of any action to enforce the Notes, this Agreement or any other Loan Document or the waiver or consent by the Lender with respect to any of the provisions of any Loan Document; or

(iii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full);

         it being agreed by each Guarantor that its obligations hereunder shall not be discharged until the payment and performance, in full, of the Guaranteed Obligations.

(c) Each Guarantor expressly waives all rights it may now or in the future have under any statute, or at common law, or at law or in equity, or otherwise, to compel the Lender to proceed in respect of the Guaranteed Obligations against the Issuer or any other Person before proceeding against, or as a condition to proceeding against, such Guarantor. Each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Lender to commence an action in respect of the Guaranteed Obligations against the Issuer, any Guarantor or any other Person. Each Guarantor agrees that any notice or directive given at any time to the Lender by the Issuer, any Guarantor or any other Person that is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to the obligations of such Guarantor under this Article for the reason that such pleading or introduction would be at variance with the written terms hereof, unless the Lender has specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this provisions of this Article and such waivers, the Lender would decline to purchase the Notes.

9.2.     Demand by the Lender.

         In addition to the terms of the guaranty set forth in Section 9.1, and in no manner imposing any limitation on such terms, if the then outstanding principal amount of the Guaranteed Obligations is declared to be immediately due and payable (or automatically becomes immediately due and payable), then the Guarantors are required to pay to the Lender the entire outstanding Guaranteed Obligations due and owing to the Lender, subject to the requirements of section
9.3. Payment by the Issuer shall be credited and applied upon the Guaranteed Obligations and shall be made in immediately available federal funds to an account as set forth in Section 12.2.

9.3.     Enforcement of Guaranty.

         Except as otherwise provided in this Agreement, in no event shall the Lender have any obligation (although it is entitled, at its option) to proceed against the Issuer, any Guarantor or any other Person or any real or personal property pledged to secure the Guaranteed Obligations before proceeding against any Guarantor, and the Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Lender's rights hereunder, to exercise any right or remedy that it may have against the Issuer or any such other Person or against any property, real or personal, as a result of any lien that it may have as security for all or any portion of the Guaranteed Obligations. Notwithstanding anything to the contrary in this Agreement, no payments may be required from any Guarantor under this Article unless and until
(i) the Lender has provided notice to the Issuer and the Guarantors of an Event of Default and (ii) a period of ten days has elapsed after such notice has been received by the Issuer and the Guarantors (provided, however, that the requirements of this sentence need not be met if an Event of Default described in Section 10.01(h)(ii)-(iv) has occurred).

9.4.     Waivers.

         In addition to the waivers contained in Section 9.1(c), each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by it of its obligations under, or the enforcement by the Lender of, the provisions of this Article. Each Guarantor further hereby waives diligence (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of the guaranty by the Lender and acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Loan Party's financial condition or any other fact that might materially increase the risk to the Guarantors) with respect to any of the Guaranteed Obligations and, to the extent permitted by applicable law, waives the benefit of all provisions of law that are or might be in conflict with the terms of this Article. Each Guarantor represents, warrants and agrees that its obligations under this Article are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Lender, or, until the Guaranteed Obligations have been satisfied in full, the Loan Parties or any other guarantor of the Guaranteed Obligations now existing or that may arise in the future.

9.5.     Benefits of Guaranty.

         The provisions of this Article are for the benefit of the Lender and its successors, transferees, endorsees and assigns and nothing herein contained shall impair, as among the Loan Parties, the obligations of the Issuer under the Notes and the Loan Documents.

9.6.     Modification of Notes, etc.

         If the Lender shall at any time or from time to time, with or without the consent of, or notice to, each Guarantor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, including, without limitation, the Notes and the other Obligations of the Issuer;

(b) take any action under or in respect of the Notes or the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Notes or the Loan Documents;

(d) extend or waive the time for any of the Issuer's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Notes or the other Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Lender may have been granted a lien, to secure to the Lender any Indebtedness of the Loan Parties or any other guarantor of any of the Guaranteed Obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed to the Lender by any Loan Party or other guarantor of any of the Guaranteed Obligations;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Loan Party or other guarantor of any of the Guaranteed Obligations are subordinated to the claims of the Lender; or

(h) apply any sums by whomever paid or however realized to any amounts owing to the Lender by any Loan Party or other guarantor of the Guaranteed Obligations, in such manner as the Lender shall determine in its discretion;

then the Lender shall not incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Article.

9.7.     Reinstatement.

         To the extent permitted by law, the provisions of this Article shall remain in full force and effect and continue to be effective in the event any petition is filed by or against any Loan Party for liquidation or reorganization, in the event any Loan Party becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the assets of any Loan Party, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Lender, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Guaranteed Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations or part thereof so rescinded, restored or returned shall be reinstated, and the Guaranteed Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.8.     Waiver of Subrogation, etc.

         Upon the making by any Guarantor of any payment hereunder in respect of the Guaranteed Obligations, such Guarantor shall be subrogated to the rights of the Lender against the Issuer with respect to such payment; provided that such Guarantor shall not enforce any right to receive any payment by way of subrogation, reimbursement, contribution or setoff resulting from such payment until all of the Guaranteed Obligations have been paid in full. If any amount shall be paid to any Guarantor on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Lender and any other holders of the Guaranteed Obligations and shall forthwith be paid to the Lender and all other holders of Guaranteed Obligations to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Notes and this Agreement.

9.9.     Election of Remedies, etc.

         Any election of remedies that results in the denial or impairment of the right of the Lender to seek a deficiency judgment against the Issuer shall not impair any Guarantor's obligations to pay the full amount of the Guaranteed Obligations. In the event the Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, the Lender may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by the Lender but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any public auction, whether the Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under the provisions of this Article, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Lender might otherwise be entitled but for such bidding at any such sale.

9.10.    Continuing Guaranty.

         Each Guarantor agrees that the provisions of this Article are a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Guaranteed Obligations.

9.11.     Savings Clause.

(a) It is the intent of each Guarantor that its maximum obligations hereunder (the "Guarantor Maximum Obligation") shall be in, but not in excess of:

(i) in a case or proceeding commenced by or against such Guarantor under Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute (the "Bankruptcy Code") on or within one year from the date on which such Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause such Guaranteed Obligations to be avoidable or unenforceable against the Guarantor under Section 548 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which the Guaranteed Obligations of such Guarantor are incurred, the maximum amount that would not otherwise cause such Guaranteed Obligations to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar debtor relief laws or any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding), the maximum amount that would not otherwise cause the Guaranteed Obligations of such Guarantor to be avoidable or unenforceable against such Guarantor under such law, statute or regulation.

The substantive laws under which possible avoidance or unenforceability of the Guaranteed Obligations shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions."

(b) To the extent set forth in this subsection, but only to the extent that the Guaranteed Obligations of such Guarantor would otherwise be subject to avoidance under any Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for such Guaranteed Obligations, and if such Guaranteed Obligations would render such Guarantor insolvent, leave such Guarantor with an unreasonably small capital to conduct its business or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, then the Guarantor Maximum Obligations shall be reduced to that amount that, after giving effect thereto, would not cause the Guaranteed Obligations, as so reduced, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Lender under the Notes and the other Loan Documents to the maximum extent that would not cause the Guaranteed Obligations to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this subsection as against the Lender that would not otherwise be available to such Person under the Avoidance Provisions.

10.       DEFAULT.

10.1.     Events of Default.

(a) The Issuer defaults in the payment of any principal, interest, or premium, if any, on any Note or any fees or other amounts owing under this Agreement or under any other Loan Document when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise and such default is not cured within 10 days of the Lender's notice to the Issuer of such default; or

(b) Any Loan Party defaults in the payment of any amount owing by such Loan Party under any Loan Document when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise and such default is not cured within 10 days of the Lender's notice to such Loan Party of such default; or

(c) Any Loan Party defaults in the performance of or compliance with any term contained in Section 5.1(g), 7.1, 7.2, 7.3, 7.5, 8.2, 8.4, 8.7,
          8.8, 8.9, 8.10, 8.18, 8.19 or 8.25 of this Agreement or Section 5.01,
          5.07, 5.11 or 5.12 of the Amended Security Agreement; or

(d) Any Loan Party defaults in the performance of or compliance with any term contained in the Amended Security Agreement (other than those referred to in subsection (a), (b) or (c) above) or any other Loan Document, and such default is not remedied within 30 days after such Loan Party receives written notice of such default from the Lender; provided, that if such Loan Party provides notice to the Lender that such Loan Party is proceeding diligently to cure such default but that such default cannot reasonably, in such Loan Party's judgment, be cured within 30 days, then such Loan Party may take up to 120 days to cure such default without causing an Event of Default; or

(e) Any representation or warranty made in writing by or on behalf of any Loan Party or by any Responsible Officer of any Loan Party in any Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which such representation or warranty was made; or

(f) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Total Debt of any Loan Party in a principal amount, individually or in the aggregate, of $8,000,000 or more, or a default shall occur in the performance or observance of any obligation or condition with respect to secured Total Debt of any Loan Party in a principal amount, individually or in the aggregate, of $4,000,000 or more, if the effect of such default is to accelerate the maturity of any such Total Debt except that this subsection shall not apply to any default under the AGJ IEGP Loan Transaction; or

(g) Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against any Loan Party or any Subsidiary of any Loan Party, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond, sufficient insurance coverage (acknowledged in writing by the insurer) or otherwise, shall not be in effect; or

(h)       Any Loan Party shall:

(i) Generally fail to pay its debts as they become due, or admit in writing its inability to pay debts as they become due;

(ii) Apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors or take any corporate action authorizing, or in furtherance of, the foregoing;

(iii) Consent or acquiesce, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for itself or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, or take any corporate action authorizing, or in furtherance of, the foregoing; or

(iv) Permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against it; provided, that if not commenced by it such proceeding shall be consented to or acquiesced in by it, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

(i) Without the consent of the Lender, any Loan Document or any Lien granted thereunder shall (except in accordance with the terms of such Loan Document), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of each Loan Party party thereto, or any security interest in the Collateral purported to be pledged thereunder shall, in whole or in part, cease to be a perfected first priority security interest in favor of the Lender subject (in the case of non-possessory security interests only) to Permitted Liens; or

(j)       Any of the following events shall occur:

(i) Any Loan Party or any Subsidiary of any Loan Party shall be in default (after giving effect to any applicable grace periods) under any Project Document to which it is a party and such default would reasonably be expected to have a Material Adverse Effect.

(ii) Any Project Document shall at any time be canceled or terminated by any Project Owner party thereto (except following performance or payment in full of the obligations under, or expiration at the end of the term of, or a termination as of right in accordance with the terms and conditions of such Project Document or the replacement of such Project Document in accordance with the proviso of Section 7.7(d), or otherwise with the consent of the Lender) and (i) such termination or cancellation is not being contested in good faith by such Project Owner or the applicable Subsidiary of such Project Owner, and (ii) such acts, events, or circumstances have resulted, or would reasonably be expected to result, in a Material Adverse Effect.

(iii) The loss, suspension or revocation of, or failure to renew, any Applicable Permit now held or hereafter acquired by any Project, if such loss, suspension, modification, revocation or failure to renew (together with all other such losses, suspensions, modifications, revocations and failures) would reasonably be expected to have a Material Adverse Effect.
                                       46

(k) Any Project, other than the Cape May Project, the SPSA II (Transco) Project or the Tucson Project, shall cease to be a "qualifying facility" under PURPA or any Illinois Project shall cease to be a Qualified Solid Waste Energy Facility under Section 8-403.1 of the Illinois Revised Statutes and the regulations thereunder, and such event results in a Material Adverse Effect.

10.2.     Acceleration.

(a) If an Event of Default shall have occurred and be continuing, then the Lender may, upon written notice to the Loan Parties, declare the Obligations immediately due and payable.

(b) If any Event of Default described in Section 10.1(h)(ii) through (iv) shall have occurred and be continuing, then the Notes then outstanding shall automatically become immediately due and payable without the taking of any action on the part of the Lender or the giving of any notice with respect thereto.

(c) Upon the occurrence of any event described in Section 10.1(a) or (c) above, the Notes will forthwith mature and the entire unpaid principal amount of such Notes plus (if applicable) the premium described in
          Section 6.2 determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Loan Party acknowledges, and the parties hereto agree, that the Lender has the right to maintain its investment in the Notes free from prepayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a premium by the Issuer in the event that the Notes are prepaid or accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

10.3.     Default Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Lender may, in addition to any other rights or remedies it may have as a Lender under the laws of the State of New York, the UCC or other applicable law, and in addition to the rights and remedies provided in
          Section 10.2, take any one or more of the following remedial steps, subject to the provisions of applicable law:

(i) realize upon and take possession of any Collateral, and, if and to the extent any of the Collateral shall not be in the possession or under the control of the Lender, the Lender may require the Loan Parties to assemble or package the Collateral and make it available to the Lender at a place to be designated by the Lender; or

(ii) sell, assign, lease or otherwise dispose of the Collateral in whole or in part at public or private sale upon terms and conditions established by the Lender; or

(iii) notify any and all parties to any of the contracts and agreements that constitute Collateral that the Lender has exercised its rights hereunder and that (to the extent not already done so) all payments then or thereafter owing to any Loan Party are to be made directly to the Lender.

                                     47

(b) In addition to the remedies set forth above, the Lender may exercise its rights under the Security Documents.

(c) No remedy conferred upon or reserved to the Lender hereunder is or shall be deemed to be exclusive of any other available remedy or remedies. Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Lender at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Lender under the Security Documents or in connection with any other security interest given to the Lender by the Loan Parties with respect to the Collateral now or hereafter existing in favor of the Lender at law or in equity or by statute. Without limiting the generality of the foregoing, the Lender shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable.

10.4.     Specific Performance.

         If any Loan Party defaults in the performance of any provision of this Agreement, the Notes or the Security Documents, which default is not cured within the applicable cure period, if any, the Lender shall have the right and remedy, without posting bond or other security, and in addition to the rights and remedies provided in the Loan Documents, to have the provisions of any of the Loan Documents specifically enforced by any court having equity jurisdiction.

10.5.    Application of Proceeds.

         All amounts received by the Lender with respect to this Agreement, the Notes and the Security Documents (subject, in the case of proceeds of Collateral pledged pursuant to the BMC Group Security Agreement, to the provisions of the Intercreditor and Subordination Agreement, dated as of April 8, 2004, by and among the Lender, as the holder of the Series B Note, Yankee Energy Services Company, as holder of the YESCO Note, and the Lender, as holder of the Series A Notes) during the existence of an Event of Default shall be applied as follows:

(a) FIRST, to the payment of all fees, costs, indemnities and expenses, with interest thereon, then owed to the Lender pursuant to the Security Documents or this Agreement;

(b) SECOND, to the payment in full of all principal, interest or premium then due and owing with respect to the Notes;

(c) THIRD, to the payment in full of all other amounts then owed with respect to the Obligations; and

(d) FOURTH, to the balance, if any, to or at the written direction of the Loan Parties.

                                     48

11. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

11.1. Registration of Notes.

(a) The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer of any Note and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Loan Parties shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

(b) No transfer shall be effective unless the requirements of this Section 11.1 and Section 11.2 are fulfilled. The requirements of this Section 11.1 and
Section 11.2 are intended to result in the Notes being in "registered form" within the meaning of United States Treasury Regulations sections 1.871-14(c) and 5f.103-1(c) and sections 163(f), 871(h) and 881(c) of the Code and shall be interpreted and applied in a manner consistent therewith.

11.2. Transfer and Exchange of Notes.

         Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at its expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 4.

11.3.    Replacement of Notes.

         Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership, of and the loss, theft, destruction or mutilation of, any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                                       49

(a) in the case of loss, theft or destruction, the receipt of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, the Lender and has a minimum net worth of at least $75,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

12. PAYMENTS ON NOTES.

12.1. Place of Payment.

         Subject to Section 12.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made in the principal office of the Issuer. The Issuer may at any time, by notice to the Lender, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in the United States or the principal office of a bank or trust company in the United States.

12.2.    Home Office Payment.

         Notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, premium, if any, and interest by wire transfer to the Lender at The Toronto-Dominion Bank, 55 King St. W. & Bay St., Toronto, Ontario M5K 1A2, Transit # 10202-004, Swift Code TDOMCATTTOR (for payments in U.S. Dollars: account number 7359730, ABA Number 026009593) (for payments in Canadian Dollars: account number 5245862), or by such other method or at such other address as the Lender shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Lender shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to
Section 12.1. Prior to any sale or other disposition of any Note held by the Lender or its nominee the Lender will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 11.2. The Loan Parties will afford the benefits of this Section to any Institutional Investor that is the direct or indirect transferee of any Note purchased by the Lender under this Agreement and that has made the same agreement relating to such Note as the Lender have made in this Section.
                                       50

13.      EXPENSES, ETC.

13.1.    Transaction Expenses.

         Upon consummation of the transactions contemplated by this Agreement, the Issuer will pay all actual incurred costs and expenses (including reasonable fees and expenses of a special counsel, local or other counsel and other consultants) incurred by the Lender in connection with such transactions and with the Loan Parties prior authorization in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation, (i) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (ii) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Loan Party or Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and
(iii) the costs and expenses incurred in retaining a consultant to review projections in connection with a prepayment of the Notes. The Issuer will pay, and will save the Lender harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Lender).

13.2.    Issue Taxes.

         The Issuer will pay all amounts payable as or on account of taxes arising in the United States or Canada, including any obligation imposed on the Lender to withhold and remit taxes on behalf of the Loan Parties (together with any penalties or interest relating thereto) ("Taxes") (except for Taxes computed by reference to the Lender's net income (and any penalties or interest relating thereto) ("Excluded Taxes")) arising to the Lender or the Loan Parties in connection with (i) the purchase or holding by the Lender of the Existing Loans,
(ii) the issuance of the Notes (including any Advance or additional advances thereunder), (iii) any amendment or modification to the Notes, (iv) any exchange or sale of the Notes related to the transactions contemplated by this Agreement, or (v) the payment or accrual of any amounts due under the Notes, and the Issuer will indemnify the Lender and save the Lender harmless against any and all liabilities relating to such Taxes. Without limiting the generality of the foregoing, for greater certainty, if any amount due under the Notes becomes subject to withholding tax, the Issuer will pay such additional amount as may be necessary so that the net amount received by the Lender after such withholding (and after deducting any withholding tax on such additional amount) will not be less than the amount that the Lender would have received if such withholding tax had not be withheld or deducted. In addition, if the Lender is required to withhold or remit amounts in respect of which the Loan Parties are required to indemnify the Lender under this Section, the Loan Parties will promptly provide the Lender with sufficient funds to make such withholding or remittance (such funds to be reimbursed to the Loan Parties only to the extent the Lender receives a refund in respect of such withholding or remittance) and the parties hereby declare their intention that the Lender shall be fully indemnified, on an after-tax basis, in respect of such withholding or remittance obligation. If any Loan Party becomes subject to withholding taxes, the Lender will, at the request and at the expense of such Loan Party, take whatever action is reasonably required and practicable for the Lender for such withholding taxes not to apply; provided that the Lender shall not be required to take any action that would decrease any amounts that would otherwise be due to it hereunder. The Lender agrees to cooperate with the Loan Parties and to file or provide to the Loan

Parties such forms, returns or other documentation (including but not limited to a valid U.S. Internal Revenue Service Form W-8BEN) as may be required or appropriate to minimize the U.S. withholding tax applicable to any payment made or due under the Notes or any other transaction contemplated hereunder.

13.3.    Survival


         The obligations of the Loan Parties under this Article will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

14.      Authority of RESOURCES.


         Each Guarantor (other than Resources) authorizes Resources to act on its behalf under this Agreement, including with respect to giving and receiving notices and granting consents or waivers.

15.      EXCLUDED ASSETS.

         Except as expressly stated in Section 8.10, none of the representations, warranties, covenants (financial or other), reporting requirements or calculations in this Agreement or any other Loan Document includes, makes reference to or in any way contemplates the Excluded Assets. For purposes of the Loan Documents, the Loan Parties' connection with the Excluded Assets is disregarded in its entirety.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Lender of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Lender or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Loan Party pursuant to this Agreement shall be deemed representations and warranties of such Loan Party under this Agreement. Subject to the preceding sentence, this Agreement and the Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    Requirements.

         The Loan Documents may be amended, and the observance of any term of the Loan Documents may be waived (either retroactively or prospectively), with (and only with) the written consent of each of the parties hereto.

17.2.    Binding Effect, etc.

         No amendment or waiver consented to as provided in this Article will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Loan Parties or any of them and the Lender nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of the Lender. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to the Lender or its nominee, to the Lender or it at 246 Waterloo Street, London, Ontario N6B 2N4, Canada, Attention: Vice President Administration, with a copy to Countryside US Power Inc., c/o U.S. Energy Systems, Inc., One North Lexington Avenue, White Plains, NY 10601, Attention: President, or at such other address as the Lender or it shall have specified to the Issuer in writing,

(b) if to any Loan Party, to such Loan Party at One North Lexington Avenue, White Plains, New York 10601 to the attention of its Senior Financial Officer, or at such other address as such Loan Party shall have specified to the Lender in writing.

         Notices under this Article will be deemed given (x) if sent by telecopy, when sent with confirmation of receipt, (y) if mailed, on the second Business Day after such notice is mailed and (z) if sent by overnight delivery service, on the next Business Day after it is sent.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by the Lender at the Closing (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Lender may destroy any original document so reproduced. Each Loan Party agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article shall not prohibit any party hereto from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Article, "Confidential Information" means written information delivered to the Lender by or on behalf of any Loan Party or Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Lender as being confidential information of such Loan Party or such Subsidiary, provided that such term does not include information that (i) was publicly known or otherwise known to the Lender prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by the Lender or any person acting on behalf or at the direction of the Lender, (iii) otherwise becomes known to the Lender other than through disclosure by such Loan Party or such Subsidiary or (iv) constitutes financial statements delivered to the Lender under Section 5.1 that are otherwise publicly available. The Lender, and anyone acting on behalf or at the direction of the Lender, will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Lender in good faith to protect confidential information of third parties delivered to the Lender, provided that the Lender may deliver or disclose Confidential Information to (A) the directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes) of the Lender, (B) the financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Article, (C) any Institutional Investor to which the Lender sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article), (D) any Person from which the Lender offers to purchase any security of the Loan Parties (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article), (E) any national, provincial, federal or state regulatory authority having jurisdiction over the Lender, or (F) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Lender, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Lender is a party or (z) if an Event of Default has occurred and is continuing, to the extent the Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loan Documents.

21.      LIABILITY AND WAIVER.

21.1.    No Liability of Lender.

         The Lender shall not (i) have any liability, obligation or responsibility whatsoever to any Loan Party with respect to the ownership, operation or maintenance of any Project, (ii) have any obligation to inspect any Project, (iii) be liable for the performance or default by any Loan Party, any Subsidiary of any Loan Party, any Project, any contractor or any other Person, or for the failure to protect or insure any Project, or for the payment of costs of labor, materials or services supplied for the operation of any Project, or for the performance of any obligation of any Loan Party or Subsidiary whatsoever.

21.2.    No Liability of the Fund.

         The parties hereto acknowledge that the Lender is a Subsidiary of the Fund and the obligations of the Lender hereunder shall not be personally binding upon any trustee or manager of the Fund, any of the unitholders of the Fund or any annuitant or beneficiary under a registered retirement savings plan or deferred profit sharing plan or any other plan of which a unitholder is trustee or carrier (an "Annuitant") and that any recourse against the Lender, the Fund, any trustee, manager or any unitholder or Annuitant in any manner in respect of any obligation or liability of the Lender arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortuous behavior, shall be limited to and satisfied only out of the Lender's property.

21.3. Non-Recourse.

(a) No Person (or any officer, employee, servant, controlling Person, executive, director, agent, authorized representative or affiliate of such Person), other than the Loan Parties, shall be personally liable for payments due hereunder or under the Notes or the other Loan Documents by the Loan Parties or for the performance by the Loan Parties of any obligation hereunder or thereunder, or for the breach of any representation or warranty made by the Loan Parties.

(b) The sole recourse of the Lender for satisfaction of the Obligations shall be against the Loan Parties and their assets (except for Excluded Assets) and to the liens, security interest and remedies provided under the Loan Documents. In the event that an Event of Default occurs, no action shall be brought against any Person other than the Loan Parties (except as provided below). In the event of foreclosure or other sale or disposition of properties, no judgment for any deficiency upon the obligations hereunder or under the Notes or the other Loan Documents shall be obtainable by the Lender against any Person other than the Loan Parties or against any of the Excluded Assets; provided that recourse against a Person other than the Loan Parties shall be available for such Person's fraud or intentional misrepresentation.

22. MISCELLANEOUS.

22.1. Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender and their respective successors and permitted assigns.

(b) No Loan Party may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of the Lender.

(c) Except to the extent expressly restricted by this Section, the Lender may freely assign, assign as collateral, or transfer its rights and obligations under, this Agreement. Each party hereto shall use its commercially reasonable best efforts to assist and cooperate with the other parties hereto in any manner reasonably requested to effect the assignment, collateral assignment or transfer of rights and obligations under, this Agreement, subject to the provisions of this Section. In the case of a permitted assignment hereunder (other than a permitted collateral assignment), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as would assignor hereunder. In the case of any collateral assignment permitted under this Agreement, assignor's obligations under this Agreement shall remain unchanged and assignor shall remain solely responsible to the other parties hereto for the performance of such obligations, and the other parties may continue to deal directly with assignor. No partial assignment, assignment as collateral, or transfer of the Lender's rights and obligations under this Agreement shall be permitted hereunder in any event.

(d) Notwithstanding any other provision of this Agreement, without the prior written consent of the Loan Parties, no assignment, assignment as collateral, or transfer (including participations) shall be permitted to any person or entity that is engaged or that has affiliates engaged in the business of developing, owning or operating landfill gas recovery systems or power generating or thermal energy production facilities fueled by landfill gas, or in the business of developing, owning or operating district thermal energy systems.

(e) The Notes and the rights associated with the Notes, this Agreement, and the other Loan Documents may be transferred by the Lender only in accordance with
(i) this Section and (ii) upon surrender of the Notes to the Issuer for reissuance along with appropriate transfer instructions. The Issuer shall not be required to recognize a new owner of the Notes as the new registered payee of the Notes, nor to make any payment of principal or interest to such a new owner except upon receipt of the Notes together with such transfer instructions. Any new payee of the Notes shall receive a new note issued in replacement of the Notes registered to and in the name of the new payee, and otherwise containing identical terms and conditions to those of the Notes.

22.2. Payments Due on Non-Business Days.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.    Severability.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4. Construction.

(a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular, and the masculine shall include the feminine and neuter, and vice versa and references to "including" mean including without limiting the generality of any description preceding that word.

(c) The words the "thereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to Sections shall be references to Sections of this Agreement, unless otherwise expressly specified.

(d) Any reference to an agreement, instrument, statute or regulation shall include such agreement, instrument, statute or regulation as it may from time to time be amended, modified or supplemented in accordance with its terms, and any reference to a Person shall include such Person's permitted successors and assigns.

(e) All monetary references are to currency of Canada.

(f) All references to the Loan Parties, Project Owner or any Subsidiary shall include any predecessors of such entity.

22.5. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    Governing Law.

         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)).


         ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED THEREIN SHALL BE BROUGHT, IF AT ALL, IN THE COURTS OF EITHER (I) THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR (II) THE PROVINCE OF ONTARIO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE LOAN PARTIES AND THE LENDER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER

HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTIONS IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE LOAN PARTIES AND THE LENDER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE OF NEW YORK OR THE PROVINCE OF ONTARIO.

22.7.    Accounting Terms and Determinations.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements shall be prepared in accordance with U.S. GAAP.

22.8.    Cooperation with Public Offering.

         The Loan Parties acknowledge that the Lender has purchased the Existing Loans and plans to make the Advance by utilizing the proceeds of a public offering by the Fund (the parent of the Lender) of Trust Units, in all of the provinces of Canada. The Loan Parties agree with the Lender, a subsidiary of the Fund, that it will provide the Fund and its advisers and the underwriters of such public offering (the "Underwriters") and their counsel with access to its officers and employees and to its books and records and otherwise to provide assistance in order for them to be able to provide full, true and plain disclosure about the Loan Parties and certain of their affiliates in the prospectus regarding the offering of the Trust Units (the "Prospectus") and to fulfill their obligations to perform a "due diligence" investigation. The Loan Parties agree to authorize and direct its auditors, Kostin Ruffkess & Co. (i) to provide its report on the audited financial statements of the Issuer and/or the Loan Parties to be included in the Prospectus, (ii) to consent to the inclusion of its report in the Prospectus (iii) to review the unaudited financial statements of the Issuer and/or the Loan Parties to be included in the Prospectus, (iv) to provide a comfort letter to the provincial securities regulatory authorities regarding such review, (v) to provide a "long form" comfort letter to the Underwriters and the Board of Trustees of the Fund on such financial information included in the Prospectus as they may reasonably request,
(vi) to translate such financial statements into French and provide to the Fund and the Underwriters an opinion as to the accuracy of such translation, (vii) to co-operate with Ernst & Young, the auditors of the Fund, in preparing pro forma financial statements to be included in the Prospectus, and (viii) otherwise to co-operate with the Fund in completing the public offering. The parties hereto acknowledge that those financial statements that are prepared in accordance with U.S. GAAP will have to be accompanied by a note that explains and quantifies the effect of material differences between Canadian GAAP and U.S. GAAP and that the auditor's report on financial statements audited in accordance with United States generally accepted auditing standards will have to be accompanied by a statement of the auditor disclosing any material differences in the form and content of the foreign auditor's report as compared to a Canadian auditor's report and confirming that United States auditing standards are substantially equivalent to Canadian generally accepted auditing standards.

22.9.    No Third-Party Beneficiaries.

         The agreement of the Lender to consummate the transactions contemplated hereby on the terms and conditions set forth in this Agreement is solely for the benefit of the Loan Parties, and no other Person (including any other obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Projects) shall have any rights hereunder, as against the Lender, or under any other Loan Documents with respect to the Loan or the proceeds thereof.

22.10. Currency Conversion and Indemnity.

(a) If, in connection with any action or proceeding brought in connection with the Loan Documents or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in one currency (the "First Currency") into another currency (the "Second Currency"), then the conversion shall be made at the Conversion Rate on the first Business Day prior to the day on which payment is received.

(b) If the conversion is not able to be made in the manner contemplated by the preceding paragraph in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Conversion Rate on the day on which the judgment is given.

(c) If the Conversion Rate on the date of payment is different from the Conversion Rate on such first Business Day or on the date of judgment, as the case may be, the Loan Parties shall pay such additional amount (if any) in the Second Currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in the Second Currency that, when converted at the Conversion Rate on the date of payment, is the amount due in the First Currency, together with all costs, charges and expenses of conversion. Any additional amount owing by the Loan Parties to the Lender pursuant to the provisions of this section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merged into any judgment obtained for any other amounts due under or in respect of the Loan Documents."

2. CONDITIONS PRECEDENT.

         The issuance of the Notes and funding of the Advance shall occur at 9:00 a.m. New York City time, at a closing (the "Closing") which shall occur as soon as possible after (i) the Lender has determined that all of the conditions set forth in this Section have been fulfilled or waived or are prepared to be fulfilled or waived at the Closing in accordance therewith and (ii) the Loan Parties have determined that all of the conditions set forth in Sections 2.2, 2.3, 2.4, 2.5 and 2.18 of this Amendment have been fulfilled or waived or are prepared to be fulfilled or waived at the Closing in accordance therewith. The closing date shall be the date upon which the conditions set forth in clauses
(i) and (ii) above have been satisfied (the "Closing Date"), or at such other time as the parties may agree. The Closing shall occur at the offices of King & Spalding LLP or at such other place as may be agreed upon by the parties hereto. At the Closing the Issuer will deliver to the Lender the Notes, as set forth in
Section 2, in the form of a single Note of each Series (or such greater number of Notes in denominations of at least $100,000 as the Lender may request) dated the date of the Closing and registered in the name of the Lender or its nominee, against delivery by the Lender to the applicable Loan Parties or their order of the Existing Notes and the Advance in accordance with this Section 2 of the Agreement. If at Closing the Loan Parties shall fail to tender such Notes to the Lender as provided in this Section, or any of the conditions specified for the Closing in this Section shall not have been fulfilled to the Lender's satisfaction, the Lender shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

         The obligation of the Lender to consummate the transactions contemplated by this Amendment, and the effectiveness of the amendment and restatement of the Existing Loans, is subject to the fulfillment to the Lender's satisfaction, prior to or at the Closing, of the following conditions precedent solely for the benefit of the Lender (other than the conditions precedent set forth in Sections 2.2, 2.3, 2.4, 2.5 and 2.18 of this Amendment, which are for the benefit of each of the parties hereto and may not be waived by any one party hereto):

2.1.     Authorization.

         The Lender shall have received from each Loan Party a certificate, dated as of the Closing Date, of its Secretary or Assistant Secretary or such other Responsible Officer as to:

(a) resolutions or other evidence of authority then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by such Loan Party;

(b) each Organic Document of such Loan Party; and

(c) the incumbency and signatures of the officers or other Persons authorized to act on behalf of such Loan Party with respect to this Agreement, the Notes and each other Loan Document executed by it.

2.2. Existing Loan Assignments.

         The transactions contemplated by the Existing Loan Assignments shall have been, or concurrently with the Closing are being, completed.

2.3.     Acquisition Agreement.

         The transactions contemplated by the Acquisition Agreement by and among the Fund, the Lender, Countryside Canada Acquisition Inc. and U.S. Energy Systems, Inc. (except for the transactions contemplated hereby) shall have been completed.

2.4.     AJG IEGP Loan Transaction.

         The AJG IEGP Loan Transaction shall have been, or concurrently with the Closing is being, consummated.
                                       60

2.5.     Consents and Approvals.

         All required consents and approvals shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby from
(i) all relevant Governmental Authorities and (ii) any other Person whose consent or approval is required in connection with the transactions contemplated hereby. Certified copies of all such consents and approvals shall have been provided to the Lender.

2.6.     UCC Searches.

         If required by the Lender in its sole discretion, the Lender shall have received copies of Lien searches listing all effective financing statements, tax liens and judgment liens that name any Loan Party or AJG as the debtor and are filed in the jurisdictions in which filings are to be made pursuant to the Loan Documents, and in such other jurisdictions as the Lender may reasonably request, which searches reveal no financing statements or Liens against the Collateral (other than (i) financing statements filed pursuant to the terms hereof in favor of the Lender, if such search report is current enough to list such financing statements, (ii) Permitted Liens and (iii) Liens terminated or assigned to the Lender at the Closing).

2.7.     Closing Date Certificate.

         The Lender shall have received a certificate in substantially the form of Exhibit E, duly executed by a Responsible Officer of each Loan Party and dated as of the Closing Date, in which certificate such Loan Party shall agree and acknowledge that the statements made therein shall in all material respects be true and correct representations and warranties of such Loan Party as of such date. All documents and agreements appended to such certificate shall be in form and substance satisfactory to the Lender.

2.8.     Evidence of Insurance.

         The Lender shall have received evidence of the insurance coverage required to be maintained pursuant to the Agreement, together with a satisfactory certificate from an insurance broker of materially recognized standing certifying as to the adequacy of each Loan Party's insurance, that such insurance policies are in full force and effect and not subject to cancellation without prior notice to the Lender, and as to the compliance of the same with the requirements of Section 7.4 of the Agreement, together with copies of all material insurance policies or binders.

2.9.     Other Conditions.

         The following additional conditions shall have been satisfied:

(a) there shall be no amendment, or any proposed amendment to, permitting, licensing or other regulatory requirements that, in the Lender's reasonable determination, is likely to cause a Material Adverse Effect;

(b) there shall be no amendment, or any proposed amendment, to any Operative Document that is likely, in the Lender's reasonable determination, to cause a Material Adverse Effect, without the Lender's prior consent; and

(c) each Loan Party shall have taken all action necessary or desirable to implement the transactions contemplated in the Loan Documents on the Closing Date, including, without limitation, establishing all required Accounts, procuring all third party consents, agreements and approvals necessary or desirable to fund the Accounts in the manner required by the applicable Amended Security Agreement and all such other actions necessary or desirable to ensure that such Loan Party complies with the terms and conditions of the applicable Amended Security Agreement.

2.10. Opinions of Counsel.

         The Lender shall have received opinions, dated the Closing Date, addressed to the Lender and allowing reliance thereon by any holder of a Note, from counsel to the Loan Parties and AJG.

2.11.    Closing Fees, Expenses.

         The Lender shall have received payment of all fees, costs and expenses then due and payable pursuant to Sections 13.1 and 13.2 of the Agreement.

2.12.    Pension, Tax and Labor Matters.

         The Lender shall be reasonably satisfied as to all pension and labor matters and all tax matters with respect to each Loan Party and its Subsidiaries.

2.13.    Environmental Laws.

         The Lender shall be reasonably satisfied as to all Environmental Law matters with respect to each Loan Party and its Subsidiaries.

2.14.    Funding of Accounts.

         The Lender shall be satisfied that, in accordance with the Amended Security Agreements, the Accounts will be funded from (i) funds held in such Accounts or predecessor accounts by or on behalf of the Hancock Purchasers, ABB and AJG and transferred to the Lender in connection with the Existing Loan Assignments (ii) the Advance and (iii) the cash proceeds from the sale of the Convertible Royalty Interest by the Issuer to the Lender.

2.15.    Representations and Warranties, Covenants.

         The representations and warranties set forth in Section 3 of the Agreement, the other Loan Documents and any certificates delivered in connection with the Closing shall be true and correct on the Closing Date in all material respects both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct only as of such earlier date).

                                       62
2.16. No Adverse Developments.

(a) No Material Adverse Effect shall have occurred since the date hereof.

(b) No labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or any of its Subsidiaries that, singly or in the aggregate, may reasonably be expected to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of any Loan Document or seeks to restrain, enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, the transactions contemplated by this Agreement or the other Loan Documents.

2.17. Performance; No Default or Event of Default.

         The parties hereto shall have performed and complied with all agreements and conditions contained in the Loan Documents required to be performed by them prior to or at the Closing, and after giving effect to the issue, exchange and sale of the Notes at the Closing and the application of the proceeds thereof as contemplated by Section 3.15 of the Agreement, no Default or Event of Default shall have then occurred and be continuing.

2.18.    Purchase Permitted by Applicable Law, etc.

         On the Closing Date the purchase and/or exchange of the Notes by the Lender shall (i) be permitted by the laws and regulations of each jurisdiction to which the Lender is subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject the Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by the Lender, the Lender shall have received a certificate of a Senior Financial Officer or other appropriate officer of the Loan Parties certifying as to such matters of fact as the Lender may reasonably specify to enable the Lender to determine whether such purchase is so permitted.

2.19.    Changes in Corporate Structure.

         No Loan Party shall have (i) changed its jurisdiction of incorporation or organization, (ii) been a party to any merger or consolidation or (iii) succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements delivered at the Closing.

2.20.    Proceedings and Documents.

         All corporate, partnership, limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Lender and the Lender's counsel.

2.21.    Additional Documentation.

         The Lender shall have received:

(a) counterparts of this Agreement duly executed by a Responsible Officer of each Loan Party, in form and substance satisfactory to the Lender;

(b) counterparts of the Security Agreement Amendments, duly executed by each Loan Party and the Lender and substantially in the form of Exhibit B;

(c) counterparts of the AJG Security Agreement Amendment, duly executed by AJG;

(d) counterparts of the Mortgage Amendments, each dated as of the Closing Date, duly executed by each applicable Mortgagor and substantially in the form of Exhibit C;

(e) counterparts of the Subordination Agreements, duly executed by each party thereto;

(f) the original certificates (if certificated) and notes (if evidenced by notes) evidencing all of the issued and outstanding shares of capital stock, partnership interests or membership interests and indebtedness required to be pledged pursuant to the terms of the Amended Security Agreements and the Amended AJG Security Agreement, which certificates or interests shall be accompanied by undated stock powers, endorsements or other acceptable transfer instruments duly executed in blank by each applicable Loan Party or AJG, as applicable, and consents of each general partner, managing member and maker of a note, as applicable, to the collateral assignments of all partnership and membership interests pledged pursuant to the Amended Security Agreements and the Amended AJG Security Agreement;

(g) duly completed Uniform Commercial Code financing statements (Form UCC-3) naming each Loan Party or AJG, as the case may be, as "debtor" and the Lender as "secured party", as listed on Schedule 3.11 and to be filed in the jurisdictions listed in Schedule 3.11;

(h) the Independent Engineer's Report;

(i) Pro Forma Projections for a period extending, for the shorter of 15 years from the Closing Date and the projected remaining useful life of the Project as set forth in such Pro Forma Projections, which shall incorporate the results of the Lender's due diligence, showing annual operating cash flow available for debt service sufficient (in the Lender's sole discretion) to support the repayment of the Notes based upon assumptions that are satisfactory to the Lender in the Lender reasonable discretion. The Lender shall have received an Operating Budget setting forth the projected capital, maintenance and operating requirements of each Project through December 31, 2005 which are based on reasonable assumptions and consistent with the Operative Documents;

(j) copies of any orders issued by the FERC certifying the Projects (other than the Cape May Project, the SPSA II (Transco) Project and the Tucson Project) as

Qualifying Facilities and copies of all Certification Notices, which orders, Notices of Self-Certification and Notices of Self-Recertification shall be in form and substance reasonably satisfactory to the Lender.

(k) executed copies of the Consents required with respect to the assignment or amendment of the Loan Documents, except with respect to Consents, the receipt of which the Lender determines in its sole discretion may be deferred or waived; and

(l) copies of letters to each entity in which a Loan Party holds an equity interest instructing such entity to record on its records the pledge of the respective equity interests pursuant to the Security Documents.

2.22. Covenants to Satisfy Conditions Precedent.

(a) The Loan Parties shall use their commercially reasonable efforts to cause each of the conditions applicable to the Loan Parties in this Section 2 to be satisfied on or before April 30, 2004; and

(b) The Lender shall use its commercially reasonable efforts to cause each of the conditions applicable to the Lender in this Section 2 to be satisfied on or before April 30, 2004.

2.23. Termination.

         The Agreement may be terminated:

(a) At any time prior to the Closing, by mutual written agreement of the Loan Parties and the Lender, or

(b) After May 31, 2004, by the Lender, if the Closing shall not have occurred.

         The termination of this Agreement shall not serve to waive any of the rights or remedies that any party hereto may have in connection with a breach of any provision of this Agreement arising prior to such termination of this Agreement.

3.       DEFINITIONS.

         Terms used herein without definition are used as defined in Schedule A.

4.       FORMER HANCOCK ISSUERS.

         Upon executing and delivering their consent to this Amendment, the Former Hancock Issuers shall no further rights or obligations under the Hancock Note Purchase Agreement Agreement, as amended by this Amendment.

5.       COUNTERPARTS.

         This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

6.       Governing Law.

         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)).

         ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTION CONTEMPLATED HEREIN SHALL BE BROUGHT, IF AT ALL, IN THE COURTS OF EITHER (I) THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR (II) THE PROVINCE OF ONTARIO, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE LOAN PARTIES AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE LOAN PARTIES AND THE LENDER IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE LOAN PARTIES AND THE LENDER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF THE STATE OF NEW YORK OR THE PROVINCE OF ONTARIO.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  U.S. ENERGY BIOGAS CORP.


                               By _______________________________
                                  Richard J. Augustine
                                  President

                                  AVON ENERGY PARTNERS, L.L.C.
                                  By Resources Generating Systems, Inc., Manager


                               By _______________________________
                                  Richard J. Augustine
                                  President

                                  BMC ENERGY LLC
                                  By Resources Generating Systems, Inc., Manager


                               By ________________________________
                                  Richard J. Augustine
                                  President

                                  BARRE ENERGY PARTNERS, L.P.
                                  By Resources Generating Systems, Inc.,
                                  General Partner


                              By _________________________________
                                 Richard J. Augustine
                                 President

                                 BRICKYARD ENERGY PARTNERS, LLC
                                 By Resources Generating Systems, Inc., Manager


                              By _________________________________
                                 Richard J. Augustine
                                 President

                                      S-1

                                BROOKHAVEN ENERGY PARTNERS, LLC
                                By BMC Energy, LLC, Manager
                                By Resources Generating Systems, Inc., Manager


                             By _________________________________
                                Richard J. Augustine
                                President

                                BURLINGTON ENERGY, INC.


                             By _________________________________
                                Richard J. Augustine
                                President

                                CAPE MAY ENERGY ASSOCIATES, L.P.
                                By Resources Generating Systems, Inc.,
                                General Partner


                             By __________________________________
                                Richard J. Augustine
                                President

                                COUNTRYSIDE GENCO, L.L.C.
                                By ZFC Energy, Inc., Manager


                             By ___________________________________
                                Richard J. Augustine
                                President

                                DEVONSHIRE POWER PARTNERS, L.L.C.
                                By Resources Generating Systems, Inc., Manager


                            By ____________________________________
                               Richard J. Augustine
                               President

                                      S-2

                               DIXON/LEE ENERGY PARTNERS, LLC
                               By Resources Generating Systems, Inc., Manager


                            By ___________________________________
                               Richard J. Augustine
                               President

                               DUNBARTON ENERGY PARTNERS, LIMITED PARTNERSHIP By Resources Generating Systems, Inc.,
                               General Partner


                            By ____________________________________
                               Richard J. Augustine
                               President

                               ILLINOIS ELECTRICAL GENERATION PARTNERS, L.P. By Resources Generating Systems, Inc., General Partner


                            By ____________________________________
                               Richard J. Augustine
                               President

                               ILLINOIS ELECTRICAL GENERATION PARTNERS II, L.P. By Resources Generating Systems, Inc.,
                               General Partner


                            By ____________________________________
                               Richard J. Augustine
                               President

                               LAFAYETTE ENERGY PARTNERS, L.P.
                               By ZFC Energy, Inc., General Partner


                           By _____________________________________
                              Richard J. Augustine
                              President

                                      S-3


                              MORRIS GENCO, L.L.C.
                              By ZFC Energy, Inc., Manager


                           By _____________________________________
                              Richard J. Augustine
                              President

                              OCEANSIDE ENERGY INC.

                           By _____________________________________
                              Richard J. Augustine
                              President


                              ONONDAGA ENERGY PARTNERS, L.P.
                              By Resources Generating Systems, Inc.,
                              General Partner


                           By _____________________________________
                              Richard J. Augustine
                              President

                              POWER GENERATION (SUFFOLK), INC.

                           By ______________________________________
                              Richard J. Augustine
                              President

                              RESOURCES GENERATING SYSTEMS, INC.


                           By ______________________________________
                              Richard J. Augustine
                              President

                              RIVERSIDE RESOURCE RECOVERY, L.L.C.
                              By Resources Generating Systems, Inc., Manager


                           By _____________________________________
                              Richard J. Augustine
                              President

                                      S-4

                              ROXANNA RESOURCE RECOVERY, L.L.C.
                              By Resources Generating Systems, Inc., Manager


                           By ____________________________________
                              Richard J. Augustine
                              President

                              STREATOR ENERGY PARTNERS, LLC
                              By Resources Generating Systems, Inc., Manager


                           By _____________________________________
                              Richard J. Augustine
                              President

                              SUFFOLK ENERGY PARTNERS, L.P.
                              By Power Generation (Suffolk), Inc.,
                              General Partner

                           By _____________________________________
                              Richard J. Augustine
                              President

                              SUFFOLK TRANSMISSION PARTNERS, L.P.
                              By Resources Generating Systems, Inc.,
                              General Partner


                           By _____________________________________
                              Richard J. Augustine
                              President

                              TAYLOR ENERGY PARTNERS, L.P.
                              By ZFC Energy, Inc., General Partner


                           By _____________________________________
                              Richard J. Augustine
                              President

                                      S-5

                              TUCSON ENERGY PARTNERS, L.P.
                              By Resources Generating Systems, Inc.,
                              General Partner


                           By ____________________________________
                              Richard J. Augustine
                              President



                              UPPER ROCK ENERGY PARTNERS, LLC
                              By Resources Generating Systems, Inc., Manager


                           By ____________________________________
                              Richard J. Augustine
                              President

                              BIOGAS FINANCIAL CORPORATION (formerly known as Zahren Financial Corporation)


                           By ____________________________________
                              Richard J. Augustine
                              President


                              ZAPCO ENERGY TACTICS CORPORATION


                           By __________________________________
                              Richard J. Augustine
                              President


                              ZAPCO ILLINOIS ENERGY, INC.



                           By __________________________________
                              Richard J. Augustine
                              President

                              ZFC ENERGY, INC.


                           By ___________________________________
                              Richard J. Augustine
                              President


                                      S-6

                              COUNTRYSIDE CANADA POWER INC.


                           By _________________________________
                              Name:
                              Title:


                                      S-7

Consented to by:


GARLAND ENERGY DEVELOPMENT, LLC
By Resources Generating Systems, Inc., Manager


By _________________________________
   Richard J. Augustine
   President

OYSTER BAY ENERGY PARTNERS, L.P.
By Resources Generating Systems, Inc., General Partner


By _________________________________
   Richard J. Augustine
   President

SPRINGFIELD ENERGY ASSOCIATES LTD. PARTNERSHIP
By Resources Generating Systems, Inc., General Partner


By _________________________________
   Richard J. Augustine
   President

ZAPCO READVILLE COGENERATION, INC.


By _________________________________
   Richard J. Augustine
   President


SMITHTOWN ENERGY PARTNERS, L.P.
By Resources Generating Systems, Inc., General Partner


By _________________________________
   Richard J. Augustine
   President

                                      S-8


ZAPCO DEVELOPMENT CORPORATION


By ________________________________
   Richard J. Augustine
   President


ZAPCO EQUIPMENT CORP.


By _______________________________
   Richard J. Augustine
   President


                                       S-9

                                                              SCHEDULE A
                                 DEFINED TERMS

         As used herein, the following terms have the following meanings:


         "$" means lawful currency of the United States of America, unless otherwise noted.


         "122nd Street (Avon) Project" means the Project identified as such on Schedule B.


         "ABB" is defined in the Introduction.


         "ABB Assignment" is defined in the Introduction.


         "ABB Loan" is defined in the Introduction.


         "ABB Loan Agreement" is defined in the Introduction.


         "ABB Notes" is defined in the Introduction.


         "Accounts" shall have the meaning ascribed thereto in each of the Amended Security Agreements.


         "Advance" is defined in Section 2.1.


         "Affiliate" means, with respect to any Person, any other Person (excluding any Person that may otherwise be deemed an Affiliate hereunder solely because it is a trustee under, or a committee with responsibility for administering, any employee benefit plan (as defined in Section 3(3) of ERISA) or any multiemployer plan (as defined in section 4001(a)(3) of ERISA)) (i) directly or indirectly controlling, controlled by, or under common control with, such Person, (ii) directly and indirectly owning or holding or receiving any equity interest or other equity benefit in such Person in excess of five percent (5%), or (iii) in which such Person directly or indirectly controls any voting stock or other equity interest in excess of five percent (5%). For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, each member, manager and officer of each Loan Party shall be deemed to be an Affiliate of such Loan Party. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of any Loan Party. No stockholder of the Issuer shall be deemed to be an Affiliate of any Loan Party.

         "Agreement" means the Hancock Note Purchase Agreement, the ABB Loan Agreement and the AJG Loan Agreement, as amended by this Amendment to Note Purchase Agreement, dated as of April 8, 2004, among the Loan Parties and the Lender.


         "AJG" is defined in the Introduction.

                                      A-1

      "AJG Assignment" is defined in the Introduction.


         "AJG IEGP Loan Transaction" shall mean the transaction in which Resources shall make a secured loan of approximately $14,000,000 to AJG with respect to AJG's purchase of its partnership interest in IEGP II.


         "AJG Loan" is defined in the Introduction.


         "AJG Loan Agreement" is defined in the Introduction.


         "AJG Notes" is defined in the Introduction.


         "AJG Security Agreement Amendment" is defined in Section 1.


         "AJG Subordinated Loan" means the unsecured loan from AJG to the Issuer in an outstanding principal amount of $5,728,883 secured by that certain Second Amended and Restated Subordinated Note, dated as of March 30, 2004, made by the Issuer, as borrower, in favor of AJG.

                                      A-2


         "Amended BMC Group Security Agreement" is defined in Section 1.


         "Amended AJG Security Agreement" is defined in Section 1.


         "Amended Mortgages" is defined in Section 1.


         "Amended Security Agreements" means, collectively, the Amended Security Agreement, the Amended AJG Security Agreement and the Amended BMC Group Security Agreement.


         "Amended Security Agreement" is defined in Section 1.


         "Amity (Taylor) Project" means the Project identified as such on Schedule B.


         "Anniversary Date" means April 8, 2005, and each successive April 8 thereafter, until the Maturity Date.


         "Applicable Permit" means, with respect to any Project, any Permit, including any construction, zoning, environmental protection, pollution, sanitation, FERC, ICC, public utilities commission, health, safety, siting or building permit (i) that is necessary at any given time in the operation of such Project to construct, test, operate, maintain, repair, own or use such Project as contemplated by any Operative Document relating to such Project, to sell electricity or landfill gas therefrom, to process waste, to enter into any Operative Document for such Project or to perform the obligations contemplated thereby or (ii) that is necessary so that none of the Loan Parties nor the holders of the Notes (nor any Affiliate of any of them) may be deemed by any Governmental Authority to be subject to regulation under the FPA, NGA, PUHCA or any state laws or regulations respecting rates or the financial or organizational regulation of electric utilities, gas utilities, local distribution companies or electrical load supplying entities solely as a result of the ownership or operation of any Project by the applicable Project Owner or the sale of electricity or landfill gas therefrom.


         "Barre Project" means the Project identified as such in Schedule B.


         "Best Knowledge" of any Loan Party means the actual knowledge of any Responsible Officer of such Loan Party based on due inquiry.


         "BMC Group Security Agreement Amendment" is defined in Section 1.


         "BMC Parties" means, collectively, BMC, Brookhaven, Countryside and Morris.


         "Brickyard Project" means the Project identified as such in Schedule B.


         "Brookhaven Project" means the Project identified as such in Schedule
B.


         "Brown Project" means the facility to be built in Brown County, Wisconsin.


         "Burlington Project" means the Project identified as such in Schedule
B.


         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Toronto, Canada and New York, New York are required or authorized to be closed.


         "Buyout" means the termination or buyout of a Power Purchase Agreement or a landfill gas owner site lease.


         "Cape May Project" means the Project identified as such in Schedule B.


         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with U.S. GAAP.


         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendments and Reauthorization Act of 1986, or as otherwise amended or reformed from time to time.


         "CERCLIS" means the Comprehensive Environmental Response Compensation, and Liability Information System.


         "Certification Notices" means all Notices of Self-Certification and Notices of Self-Recertification filed with FERC with respect to the Projects (other than the Brown Project, the Cape May Project, the Garland Project, the SPSA II (Transco) Project and the Tucson Project).


         "Change in Control" means either (i) the failure of the Issuer or AJG at any time to own, directly or indirectly through Subsidiaries that are a party to this Agreement, the issued and outstanding shares of common stock of or partnership or membership interests of each Guarantor (whether voting or non-voting) as set forth on Schedule 3.4, each on a fully diluted basis, such shares or interests to be held free and clear of all Liens (other than Permitted Liens) and, in the case of shares or interests owned by AJG or its Subsidiaries, to be pledged to the Issuer as security for the AJG IEGP Loan Transaction, or
(ii) any change in the ownership of the issued and outstanding shares of common stock of the Issuer, such that U.S. Energy Systems, Inc. and/or Cinergy Energy Solutions, Inc. do not own, collectively, more than 50% of the outstanding voting shares of the Issuer; provided that, in the case of (i) above, a Change in Control shall not be deemed to have occurred if the obligations of such Loan Party or AJG under any Loan Document shall continue in full force and effect or shall have been assumed by the successor to such Loan Party and, in the reasonable opinion of the Lender, (A) the financial condition of such Loan Party or AJG and its ability to perform its obligations under each Loan Document to which it is a party are not adversely affected as a result of such Change in Control or (B) in the case of any successor to such Loan Party or AJG, (x) the financial condition of such successor and its ability to perform the obligations under each Loan Document to which it may become a party are at least equivalent to the financial condition and ability to perform of such Loan Party or AJG immediately prior to such Change in Control and (y) such successor is not currently in default or has not previously defaulted with respect to any Indebtedness owing to any holder of a Note.


         "Closing" is defined in Section 2 of the Amendment.


         "Closing Date" is defined in Section 2 of the Amendment.


         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


         "Collateral" shall have the meaning ascribed thereto in the Amended Security Agreement.


         "Confidential Information" is defined in Section 20.


         "Consent" means a consent by any party to a Project Document (other than a Loan Party) to the assignment of such Project Document.


         "Consolidated Subsidiaries" means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes in accordance with U.S. GAAP.


         "Construction Reserve Account" has the meaning given such term in the Amended Security Agreement.


         "Contingent Liability" of any Person means any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of such Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.


         "Conversion Rate" means the rate of exchange quoted by The Toronto-Dominion Bank (or such other Canadian chartered bank as agreed upon by the Issuer and the Lender) at its central foreign exchange desk in its main office in Toronto at 12:00 noon (Toronto time) on the relevant date for purchases of the Second Currency with the First Currency and includes any premiums and costs of exchange payable.


         "Convertible Royalty Interest" means the convertible royalty interest in the Issuer owned by the Lender.


         "Countryside Acquisition Credit Agreement" means the Credit Agreement, dated as of April 8, 2004 by and among Countryside Canada Acquisition Inc., the lenders party thereto and The Toronto-Dominion Bank, as agent for the lenders party thereto and any amendment, restatement, refinancing, refunding, renewal, extension or replacement thereof.


         "Countryside Project" means the Project identified as such in Schedule
B.


         "Debt Service" means, for any period, without duplication, the sum of
(i) total interest expense and (ii) scheduled debt repayments on Total Debt (excluding the bullet repayment on the Notes and the AJG Subordinated Loan scheduled payments) of the Issuer and its Consolidated Subsidiaries, each component of such calculation being for such period.


         "Debt Service Reserve Account" shall mean the "Debt Service Reserve Account" established pursuant to Section 4.01 of the Amended Security Agreement.


         "Debt Service Reserve Minimum Amount" is defined in Section 4.02(b) of the Amended Security Agreement.


         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, including, without limitation, the United States Bankruptcy Code, as in effect from time to time.


         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.


         "Default Rate" means that rate of interest that is (2.0% per annum) above the rate of interest stated in clause (a) of the first paragraph of each of the Notes.


         "Development Projects" means the Garland Project, the Brown Project and any engine replacement at the Countryside Project or the Morris Project.


         "Discounted Value" means, with respect to the Prepaid Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Prepaid Principal from their respective scheduled due dates to the Prepayment Date with respect to such Prepaid Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Prepaid Principal.


         "Distributions" means, for any Person, with respect to any shares of any capital stock, membership or partnership interest, or any other equity securities issued by such Person, (i) the retirement, redemption, purchase, or other acquisition for value of any such securities or of any warrants, options, or other rights to acquire any such securities, (ii) the declaration or payment of any dividend or distribution on or with respect to any such securities and
(iii) any other payment (in cash, property, or obligations) by such Person with respect to such securities.


         "Dixon/Lee Project" means the Project identified as such in Schedule B.


         "Dolton (Devonshire) Project" means the Project identified as such in Schedule B.


         "EBITDA" means, for any period, the earnings of the USEB Operating Assets, on a carve-out basis, before interest, taxes, depreciation, and amortization, where "earnings" excludes (i) required deposits into each Loan Party's ICC Account and interest, dividends and capital gains/losses respecting funds deposited in such ICC Account, (ii) nonrecurring and extraordinary expense items and (iii) the gain (or loss), if any, with respect to the hedging arrangement required by Section 7.17 but includes (A) interest on funds deposited in each Loan Party's Debt Service Reserve Account during such period,
(B) interest and the cash portion of payment of principal received during such period and not recorded as revenue per U.S. GAAP with respect to the AJG IEGP Loan Transaction, (C) interest and the cash portion of payment of principal received during such period and not recorded as revenue per U.S. GAAP with respect to (x) the First Secured Promissory Note, dated May 1, 2001, in the principal amount of $2,900,236, in favor of AJG from Cinergy Gasco Solutions, LLC and (y) the Second Secured Promissory Note, dated May 1, 2001, in the principal amount of $6,425,000, in favor of AJG from Cinergy Gasco Solutions, LLC, each of which has been assigned by AJG to the Issuer and (D) all interest installment sale purchase payments received from AJG under the Purchase and Sale Agreement, dated as of December 30, 1999, between the Issuer (as successor to Zahren Alternative Power Corporation) and AJG.


         "Eligible Fund Lender" means (i) The Toronto-Dominion Bank, as the agent on behalf of the lenders under the Countryside Acquisition Credit Agreement, (ii) any Person that is a permitted successor agent under the Countryside Acquisition Credit Agreement or (iii) any agent (or lender in the case of a single lender facility) under any credit or debt facility that replaces the Countryside Acquisition Credit Agreement.


         "Emissions Credit Proceeds" shall mean any proceeds from the sale or other disposition of any NOx or other emissions reductions credits and any benefits attributable to the reduction of greenhouse gases associated with any Project; provided, however, that Emissions Credit Proceeds do not include any amounts received by any Loan Party from AJG.


         "Environmental Claim" means any claim, liability, investigation, litigation or administrative proceeding, whether pending or threatened pursuant to written notification, or any judgment or order relating to any Hazardous Material asserted or threatened pursuant to written notification against any Loan Party or any event giving rise to liability of any Loan Party under any Environmental Law with respect to any Project.


         "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, guidance or determinations of any Governmental Authority pertaining to public health, pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, or disposal of Hazardous Materials under common law, the Clean Air Act, CERCLA, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Endangered Species Act, the National Environmental Policy Act, the Oil Pollution Act, the Pollution Prevention Act, the Solid Waste Disposal Act and any other environmental conservation or protection law of any applicable jurisdiction, all as may be hereafter amended, modified or supplemented from time to time; provided, that in the event any of the foregoing laws is amended, modified or supplemented so as to broaden the scope or basis of liability of any Loan Party under any or all Environmental Laws, such amended, modified or supplemented meaning shall apply subsequent to the effective date of such amendment or modification with respect to all provisions of this Agreement; and provided further that, to the extent the laws of the state in which any property of any Loan Party is located establish a meaning for "hazardous substance", "release", "solid waste", "disposal" or any other term that is broader than that specified in any of the foregoing federal laws, such broader meaning shall apply to each Loan Party for purposes of this Agreement.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.


         "ERISA Affiliate" means, with respect to any Loan Party or Subsidiary, any trade or business (whether or not incorporated) that is treated as a single employer together with such Loan Party under section 414 of the Code.


         "Event of Default" shall mean any event described in Section 10.1.


         "Excluded Assets" has the meaning ascribed thereto in each Amended Security Agreement.


         "Excluded Taxes" is defined in Section 13.2.


         "Existing Lenders" is defined in the Introduction.


         "Existing Loans" is defined in the Introduction.


         "Existing Loan Assignments" is defined in the Introduction.


         "Existing Loans" is defined in the Introduction.


         "Existing Notes" is defined in the Introduction.


         "FERC" means the Federal Energy Regulatory Commission and any successor thereto.


         "Financial Statements" is defined in Section 3.5.


         "Fiscal Quarter" means any quarter of a Fiscal Year.


         "Fiscal Year" means a calendar year.


         "Fixed Charge Coverage Ratio" means, as of the end of any of the first three Fiscal Quarters succeeding the Closing Date, for the Fiscal Quarters that have elapsed since the Closing Date, and as of the end of any of Fiscal Quarter thereafter, for the preceding four Fiscal Quarters, without duplication, the ratio of (i) EBITDA minus (A) cash taxes and (B) operational capital expenditures that have not been financed under Indebtedness permitted hereunder or consented to by the Lender or by equity contributions or insurance proceeds or similar sources to (ii) (x) Debt Service minus the gain (or plus the loss), if any, with respect to the hedging arrangement required by Section 7.17. Such calculations shall be made in U.S. Dollars, with Debt Service payments to be calculated based on actual U.S. Dollars paid by the Issuer in respect of Debt Service.


         "Former Hancock Issuers" means Garland Energy Development LLC, Oyster Bay Energy Partners L.P., Springfield Energy Associated LTD. Partnership, Zapco Power Marketers, Inc., Smithtown Energy Partners, L.P., Zapco Development Corporation, Zapco Equipment Corp. and Zapco Readville Cogeneration, Inc.


         "FPA" means the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.


         "Fund" means Countryside Power Income Fund, an unincorporated, open-ended, limited purpose trust formed under the laws of the Province of Ontario.


         "GAAP" means, with respect to any jurisdiction, generally accepted accounting principles as in effect from time to time in such jurisdiction.


         "Garland Project" means the facility located in Garland, Texas and owned by Garland Energy Development, LLC.


         "Gasco" and "Gascos" means each of the entities identified as a "Gasco" on Schedule 3.4.


         "Governmental Authority" means the United States, any state, any county, any city or any other political subdivision in which any Loan Party or Subsidiary operates, any Project or any Collateral is located, and any other political subdivision, agency, authority, board, bureau, commission, court, department, district or other instrumentality of any of the foregoing, including, without limitation, FERC, the ICC and the Environmental Protection Agency.


         "Governmental Requirements" means, as of the date of determination thereof, all applicable laws, ordinances, rules, regulations, judgments, interpretations, policy orders, decrees or similar forms of decision of any Governmental Authority.


         "Guaranteed Obligations" means the Issuer's Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.


         "Guarantors" is defined in the Introduction.


         "Hancock Assignment" is defined in the Introduction.


         "Hamms (Lafayette) Project" means the Project identified as such in Schedule B.


         "Hancock Assignment" is defined in the Introduction.


          "Hancock Loan" is defined in the Introduction.


         "Hancock Notes" is defined in the Introduction.


         "Hancock Note Purchase Agreement" is defined in the Introduction.


         "Hancock Purchasers" means John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company and Investors Partner Life Insurance Company.


         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls) including, without limitation:

(a) any "hazardous substance", as defined by CERCLA;

(b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

(c) any petroleum product; or

(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.


         "ICC" means the Illinois Commerce Commission and any successor thereto.


         "ICC Account" has the meaning given such term in each Amended Security Agreement.


          "IEGP" means Illinois Electrical Generation Partners, L.P.


         "IEGP II" means Illinois Electrical Generation Partners II, L.P.


         "Illinois Projects" means the 122nd Street (Avon) Project, the Brickyard Project, the Countryside Project, the Dixon/Lee Project, the Dolton (Devonshire) Project, the Morris Project, the Roxanna Project, the Streator Project, the Upper Rock Project and the Willow Ranch (Riverside) Project.


         "Illinois Reimbursement Minimum Amount" has the meaning given such term in each Amended Security Agreement.


         "Illinois Reimbursement Obligations" means all accrued liabilities and obligations of the Loan Parties to the Public Utilities Fund of the State of Illinois.


         "Improvement Agreement" means the Improvement Agreement, dated as of April 8, 2004, by and among the Issuer and the Lender.


         "Indebtedness" means, with respect to any Person at any time, without duplication,


         (a) its liabilities for borrowed money;


         (b) such Person's liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);


         (c) all liabilities appearing on its balance sheet in accordance with U.S. GAAP in respect of Capital Leases;


         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by it (whether or not it has assumed or otherwise become liable for such liabilities);


         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) and all amounts due as indemnification payments with respect to such liabilities of others;


         (f) its liabilities for any Swap Agreement or similar arrangement; and


         (g) any Contingent Liability of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.


         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under U.S. GAAP.


         "Independent Engineer" means such qualified and experienced engineer and/or any replacement or successor engineer as reasonably selected by the Lender. The Independent Engineer shall initially be SCS Engineers, Inc.


         "Independent Engineer's Report" means a review and analysis by the Independent Engineer with respect to relevant technical aspects of the Projects including, without limitation, (i) assessment of the competence of staff of the Issuer to manage, operate and maintain the Projects, (ii) ability of the Projects to meet expected performance and the requirements of existing environmental permits, (iii) adequacy of maintenance budgets, procedures and practices, (iv) forecasted availability and output of the Projects, (v) an inspection of records provided for the Projects, (vi) a review of background information on each Project, including information related to the physical condition, operational and maintenance data on the gas collection well fields, operational data on the power generating stations and information relating to blower/flare station performance of the Projects, (vii) the preparation of a landfill gas model to determine the amount of gas flows to be collected at each Project in the future, (viii) a general review of the environmental permits relating to each of the Projects and (ix) a review of copies of the Power Purchase Agreements and Gas Purchase Agreements related to each Project.


         "Institutional Investor" means (i) any original purchaser of a Note,
(ii) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (iii) any bank, trust company, savings and loan association or other financial institution, any pension plan, any registered investment company, any insurance company, any registered broker or dealer, or any other similar financial institution or entity, regardless of legal form.


         "Intellectual Property" means all patents, trademarks, trade names, service marks and copyrights, and all applications therefore and licenses thereof, of any Loan Party or any Subsidiary.


         "Investment" means, relative to any Person,


         (a) any Loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);


         (b) any Contingent Liability (other than a Contingent Liability incurred by a Loan Party with respect to the liabilities of any other Issuer) of such Person incurred in connection with Loans or advances described in paragraph
(a); or


         (c) any equity ownership or similar interest held by such Person in any other Person.


         The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.


         "Issuer" is defined in the Introduction.


         "Lender" means Countryside Canada Power Inc., and any successor thereto as a Lender hereunder or a holder of the Notes.


         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).


         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Consents and any replacements therefor.


         "Loan Parties" means, collectively, the Issuer and the Guarantors.


         "Make Whole Amount" means, as of any date with respect to any Note, an amount equal to (i) the Discounted Value of the Remaining Scheduled Payments with respect to the Prepaid Principal of such Note minus (ii) the amount of such Prepaid Principal; provided that the Make Whole Amount may in no event be less than zero.


         "Manchester (Dunbarton) Project" means the Project identified as such in Schedule B.


         "Material" means, with respect to any Loan Party or Project, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of such Loan Party and its Subsidiaries taken as a whole or such Project.


         "Material Adverse Effect" means a materially adverse effect on (i) the business assets, operations, properties or condition (financial or otherwise) of the Loan Parties, taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Operative Documents, or (ii) the Lender's security interest in any material portion of the Collateral or the priority of such security interest.


         "Maturity Date" shall mean April 8, 2019.


         "Monthly Payment Date" is defined in Section 1.


         "Morris Project" means the Project identified as such in Schedule B.


         "Mortgage Amendments" means, collectively, (i) each Assignment and First Amendment to Open-End Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, among each of Burlington, Cape May, Devonshire, Lafayette, Oceanside and Onondaga, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as predecessor mortgagee, and the Lender, as successor mortgagee, (ii) each Deed of Appointment of Substitute Trustee, dated as of the date hereof, by JPMorgan Chase Bank, as trustee, and
(iii) that certain Assignment and Second Amendment to Open-End Easement Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, among Suffolk Energy Partners, L.P. or Suffolk Transmission and Resources, JPMorgan Chase Bank, as predecessor beneficiary, the Lender, as successor beneficiary, and Alexander Title Agency Incorporated, as trustee.


         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).


         "Net Cash Proceeds" shall mean, with respect to any event, cash (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, but payable only as and when received) received, on or after the date of occurrence of such event, by the Issuer or any Subsidiary from the occurrence of such event after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs and other reasonable expenses associated with the occurrence of such event, (ii) deduction of an amount to be reasonably reserved to pay all federal, state and local taxes that will become payable by such Issuer or Subsidiary as a result of such event,
(iii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by the Issuer or any Subsidiary in connection with any event that is an asset disposition or an incurrence of Indebtedness until released to the Issuer or applicable Subsidiary, (iv) deductions for the amount of any other Indebtedness (other than the Obligations) which is required to be repaid concurrently with or otherwise as a result of the occurrence of such event, and
(v) with respect to any Special Event under Sections 6.2(a)(i) and (ii) and
Section 6.2(b), deductions for the amount of proceeds used to rebuild, repair, replace or otherwise restore in any way all or any part of any Project solely to the extent permitted by the Loan Documents.


         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with U.S. GAAP.


         "Net Distributable Cash Flow" of any Person for any period means all income received by such Person during such period, less (i) all expenses of such Person paid during such period, including but not limited to legal and accounting fees and disbursements, banking and investment banking fees, brokerage fees, and other internal and third party fees and costs, (ii) all amounts paid by such Person during such period pursuant to any requirement of the ICC, (iii) all amounts paid by such Person during such period pursuant to the Yesco Note and the AJG Subordinated Loan, (iv) federal, state and local taxes paid by such Person during such period and an amount to be reasonably reserved to pay all such taxes that will become payable by such Person, (v) in the event of a liquidation of such Person, all amounts paid by such Person during such period to liquidate all other financial and contractual liabilities and wind up the affairs of such Person, and (vi) a reasonable reserve for anticipated capital expenditures and working capital requirements.


         "NGA" means the Natural Gas Act, as amended, and all rules and regulations promulgated thereunder.


         "Notes" is defined in Article 1.


         "Obligations" means the payment (whether at stated maturity, by acceleration or otherwise) and performance of (i) the Notes and the other obligations of the Issuer under the Loan Documents, including (A) all principal of and interest (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not such interest constitutes an allowable claim) on any Note issued pursuant to this Agreement and (B) all other amounts payable and all obligations to be performed by the Issuer under this Agreement or any other Loan Document and (ii) any renewals or extensions of any of the foregoing.


         "Oceanside Project" means the Project identified as such in Schedule B.


         "Onondaga Project" means the Project identified as such in Schedule B.


         "Operating Budget" means the annual budget setting forth, on a consolidated basis for all of the USEB Operating Assets and on a month-by-month basis for the applicable calendar year, the total projected Operating Expenses expected to be incurred during such month with respect to all of the Loan Parties.


         "Operating Expenses" has the meaning ascribed thereto in each Amended Security Agreement.


         "Operative Documents" means, collectively, the Project Documents and the Loan Documents.


         "Ordinary Course of Business" shall mean, with respect to any action taken by any Loan Party or any Subsidiary of any Loan Party, that such action is taken in the normal course of any operational, maintenance, asset management or other business activity conducted by entities in the same industry as such Loan Party or Subsidiary and in accordance with Prudent Engineering and Operating Practices, including, without limitation, any natural gas, steam, thermal energy and fuel purchase or sale transactions.


         "Organic Document" means, relative to any Loan Party, as applicable, its founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, certificate of partnership, partnership agreement, operating agreement, limited liability company agreement, or similar instrument, and voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or any partnership or membership interests.


         "Other Guarantors" means, collectively, Avon, Barre, Brickyard, Burlington, Cape May, Devonshire, Dixon, Dunbarton, IEGP, IEGP II, Lafayette, Oceanside, Onondaga, Power (Suffolk), Resources, Riverside, Roxanna, Streator, Suffolk, Suffolk Transmission, Taylor, Tucson, Upper Rock, ZFC, Tactics, ZIE and ZFC Energy.


          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.


         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA, and to which the Loan Parties or any corporation, trade or business that is, along with the Loan Parties, an ERISA Affiliate, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.


         "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority, including any modification or renewal of the foregoing.


         "Permitted Liens" means (i) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 7.5, (ii) Liens resulting from any money judgments, writs or warrants of attachment to the extent such Liens do not constitute Events of Default, (iii) Liens securing the Obligations, (iv) pledges or deposits required by worker's compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases (other than the leases for the SPSA I (Genco) Project and the SPSA II (Transco) Project) or deposits to secure public or statutory obligations and/or deposits of cash to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, (v) Liens imposed by law, including carriers', warehousemen's, materialmen's and mechanics' Liens that are incurred in the Ordinary Course of Business for sums not more than thirty (30) days delinquent or that are being contested in good faith (provided, that a statutory bond, reserve or other appropriate provision shall have been made therefor and the Issuer and Project incurring such Lien are in compliance with all provisions of the Project Documents to which they are parties), (vi) purchase money Liens of a vendor of equipment (or its lender or financier and their successors, assigns and/or replacements) whether or not such equipment is to be included in any Project (which Liens will be extinguished upon completion of permanent financing for such Project or upon payment in full in accordance with the delivery terms of such equipment) and Liens arising from capital leases of vehicles and office, testing and construction equipment existing on the Closing Date as set forth on Schedule 3.16(b) and with respect to any of such equipment or vehicles that are newly acquired, which Liens shall not exceed $2,000,000 in the aggregate, (vii) rights of other parties under the Project Documents existing as of the Closing Date, or as acceptable to the Lender in its sole discretion, if hereafter coming into existence, (viii) Liens that have been subordinated (on terms satisfactory to the Lender) to the security interests created under the Security Documents, (ix) Liens securing the obligations of the Issuer under the foreign exchange hedging arrangements required pursuant to
Section 7.17 and (x) Liens existing as of the date hereof and securing Indebtedness disclosed on Part A of Schedule 3.16(a).


         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.


         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Loan Party or any ERISA Affiliate thereof or with respect to which such Loan Party or any ERISA Affiliate thereof may have any liability.


         "Power Purchase Agreement" means each agreement pursuant to which a Project Owner (i) refines, transmits and sells landfill gas (in the case of the Cape May Project, the Springfield Project, the SPSA II (Transco) Project and the Tucson Project), or (ii) generates and sells electricity (in the case of all other Projects).


         "Prepaid Principal" means, as applicable, with respect to any Note, the principal of such Note that is to be prepaid.


         "Prepayment Date" means, with respect to the Prepaid Principal of any Note, the date on which such Prepaid Principal is to be prepaid pursuant to
Section 6.5(b).


         "Principal Debt" means, with respect to any Note as of any date, the sum of outstanding principal balance of such Note as of such date.


         "Pro Forma Projections" means the pro forma cash flow projections of the USEB Operating Assets set forth in Exhibit F, as updated, in accordance with
Section 5.1(d).


         "Project or Projects" means the 122nd Street (Avon) Project, the Amity (Taylor) Project, the Barre Project, the Brickyard Project, the Brookhaven Project, the Burlington Project, the Cape May Project, the Countryside Project, the Dixon/Lee Project, the Dolton (Devonshire) Project, the Hamms (Lafayette) Project, the Manchester (Dunbarton) Project, the Morris Project, the Oceanside Project, the Onondaga Project, the Roxanna Project, the SPSA I (Genco) Project, the SPSA II (Transco) Project, the Streator Project, the Tucson Project, the Upper Rock Project and the Willow Ranch (Riverside) Project.


         "Project Documents" means all Material agreements, instruments and documents now existing or hereafter entered into relating to the construction, acquisition, installation, maintenance or operation of, the sale or other disposition of any product produced or service provided by, the supply of fuel or any other material product or service to, or the removal of any waste product from, a Project.


         "Project Land" means (i) with respect to the Projects owned by the Mortgagors, the real property described in each applicable Amended Mortgage and
(ii) with respect to the other Projects, the land on which the Project (including any transmission facilities owned by any Loan Party) is located.


         "Project Owners" is defined in the first paragraph of this Agreement.

         "Prudent Engineering and Operating Practices" means, with respect to each Project, the practices, methods and acts engaged in or approved by the electric utility industry that, at a particular time for electrical generating facilities of similar design and construction as the Project, in the exercise of reasonable judgment at the time a decision was made, would have been expected to accomplish the desired result in a timely manner consistent with law, regulation, reliability, safety, environmental protection and economy.


         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, and all rules and regulations promulgated thereunder.


         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, and all rules and regulations promulgated thereunder.


         "Qualifying Facility" shall have the same meaning as the term "qualifying facility" in Part 292 of FERC's regulations under PURPA.


         "Reinvestment Yield" means, with respect to the Prepaid Principal of any Note, 0.50% over the yield to maturity implied by the "Government of Canada Yield", which as at any date, means the arithmetic average (rounded to the nearest 1/100th of 1%) of the respective percentages determined by two Reference Dealers to be the yield to maturity, calculated at that date in accordance with generally accepted financial practice, which, assuming semi-annual compounding, would be carried by a non-callable Government of Canada bond denominated in Canadian currency, having a term to maturity equal to the remaining term to the maturity date specified hereinabove and issued on that date in Canada at 100% of its principal amount. For the purposes of this definition, "Reference Dealer" means any investment dealer selected by the Issuer from among the ten members in good standing of the Investment Dealers Association of Canada who, at the time of selection, have the largest net free capital according to their most recent audited financial statements or, if no such dealer exists, any nationally recognized Canadian investment dealer selected by the Issuer and, in the opinion of the Lender, qualified to make the determination for which it was so selected.


         "Releases" means any "release" or "threatened release" as such terms are defined in CERCLA.


         "Remaining Average Life" means, with respect to any Prepaid Principal, the number of years (calculated to the nearest one-twelfth of a year) obtained by dividing (i) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Prepaid Principal by (b) the number of years (calculated to the nearest one-twelfth of a year) that will elapse between the Prepayment Date with respect to such Prepaid Principal and the scheduled due date of such Remaining Scheduled Payment by (ii) such Prepaid Principal.


         "Remaining Scheduled Payments" means, with respect to the Prepaid Principal of any Note, all payments of such Prepaid Principal and interest thereon that would be due after the Prepayment Date if no payment of such Prepaid Principal were made prior to its scheduled due date; provided, that if such Prepayment Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Prepayment Date and required to be paid on such Prepayment Date pursuant to
Section 6.5(b).


         "Reportable Event" means a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.


         "Responsible Officer" means, with respect to any Loan Party, any Senior Financial Officer and any other officer of such Loan Party with responsibility for the administration of the relevant portion of this Agreement, in its capacity as such.


         "Roxanna Project" means the Project identified as such in Schedule B.


         "Securities Act" means the Securities Act of 1933, as amended from time to time.


         "Security Agreement Amendment" is defined in Section 1.


         "Security Agreement Amendments" is defined in Section 1.


         "Security Documents" means the Amended Security Agreements, the Security Agreement Amendments, the Amended AJG Security Agreement, the AJG Security Agreement Amendment, the Amended Mortgages, the Mortgage Amendments and any replacements therefor.


         "Senior Financial Officer" means, with respect to any Loan Party, the chief financial officer or principal accounting officer of such Loan Party.


         "Series A Notes" is defined in Section 1.


         "Series B Notes" is defined in Section 1.


         "Special Event" is defined in Section 6.2.


         "SPSA I (Genco) Project" means the Project identified as such in Schedule B.


         "SPSA II (Transco) Project" means the Project identified as such in Schedule B.


         "Streator Project" means the Project identified as such in Schedule B.


         "Subordinated Indebtedness" means the AJG Subordinated Loan and Yesco Note.


         "Subordination Agreements" means those certain Subordination Agreements, dated as of the date hereof, by and between the Lender and each respective lender under the Subordinated Indebtedness substantially in the form of Exhibit G.


         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of a Loan Party.


         "Swap Agreement" means any commodity swap, cap, floor, collar, forward agreement, futures contract, commodity or other hedging or derivative contract.


         "Total Debt" is defined as all cash pay, fixed or variable interest-bearing debt, including but not limited, to (i) (A) short term debt,
(B) long term debt including the current portion, (C) capital leases and (D) all other Contingent Liabilities over $1,000,000 but excluding (ii) (A) Illinois Reimbursement Obligations, (B) the YESCO Note and (C) the AJG Subordinated Loan.


         "Trust Units" shall mean the trust units issued by the Fund.


         "Tucson Project" means the Project identified as such in Schedule B.


         "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York or, in the case of perfection of a security interest in a state other than the State of New York, the Uniform Commercial Code as from time to time in effect in each such other State.


         "Upper Rock Project" means the Project identified as such in Schedule
B.


         "USEB Operating Assets" means the assets, liabilities and capitalization of the Issuer and its Subsidiaries, excluding the equity, assets and liabilities of Brown County Energy Associates LLC, Garland Energy Development LLC, Hoffman Road Associates LLC, Oyster Bay Energy Partners LP, Zapco Development Corp. and ZFC Equipment Corp. and certain restructuring expenses of the Issuer unrelated to the continuing operating projects of the Issuer and its Subsidiaries.


         "Willow Ranch (Riverside) Project" means the Project identified as such in Schedule B.


         "YESCO Note" means that certain Secured Promissory Note, dated March 30, 2001, in the amount of $4,700,000, made by BMC, Brookhaven, Countryside, Morris, Countryside Landfill Gasco, L.L.C. and Morris Gasco, L.L.C. in favor of Yankee Energy Services Company.